SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): September 1, 1998



                       KNAPE & VOGT MANUFACTURING COMPANY
             (Exact name of Registrant as specified in its charter)



            Michigan                    2-18868                    380722920
(State or other Jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

             2700 Oak Industrial Drive, Grand Rapids, Michigan 49505
               (Address of Principal Executive Offices) (Zip Code)

                                 (616) 459-3311
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.            Acquisition or Disposition of Assets.

     Effective September 1, 1998, the Registrant sold substantially all the assets of its wholly-owned subsidiary, The Hirsh Company, to Steelworks, Inc., an Iowa corporation. Effective September 4, 1998, the Registrant completed the sale of the stock of The Hirsh Company, which retained certain shelf manufacturing equipment, to Edgebanding Line Acquisition Company, a Michigan-based manufacturer. The Hirsh Company manufactured free-standing shelving systems, workshop items and other storage products.

     The disposition was effected pursuant to an Asset Purchase Agreement dated August 31, 1998, among Steelworks, Inc., The Hirsh Company and Knape & Vogt Manufacturing Company. The transfer of assets pursuant to the Asset Purchase Agreement was effective September 1, 1998. The transfer of the sale of the stock of The Hirsh Company was effective September 4, 1998.

     Pursuant to the Asset Purchase Agreement, Steelworks, Inc. paid The Hirsh Company approximately $17.0 million in cash and assumed liabilities of The Hirsh Company totaling approximately $1.0 million, in each case subject to certain post-closing adjustments pursuant to the Asset Purchase Agreement. Of the approximately $17.0 million, a total of $3.0 million was allocated to a Non-compete Agreement between the Registrant and Steelworks, Inc. Following the sale of substantially all of the assets of The Hirsh Company to Steelworks, Inc., the Registrant sold the stock of The Hirsh Company to Edgebanding Line Acquisition Company for approximately $1.7 million in cash.

     The terms of the Asset Purchase Agreement and the establishment of the purchase price were arrived at as a result of arm's length negotiations between the management of the Registrant and the management of Steelworks, Inc. There are no material relationships between the Registrant and Steelworks, Inc., or any of their respective affiliates, directors, officers or associates of any such directors or officers.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

         Not applicable.

     (b) Pro Forma Condensed Consolidated Financial Statements.

     The following pro forma condensed consolidated financial statements of Knape & Vogt Manufacturing Company are filed as part of this report:

          (i)  Introduction  to  Pro  Forma  Condensed   Consolidated  Financial
     Statements;

          (ii)  Pro Forma  Condensed Consolidated  Balance  Sheet as of June 30,
     1998;

          (iii) Pro Forma Condensed Consolidated Income Statement for the fiscal year ended June 30, 1998; and

          (iv)  Note  to  the  Pro  Forma   Condensed   Consolidated   Financial
     Statements.



      INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated balance sheet as of June 30, 1998 and the pro forma condensed consolidated statement of income for the fiscal year ended June 30, 1998 give effect to the disposition of The Hirsh Company based on the historical financial statements of Knape & Vogt Manufacturing Company and its subsidiaries under the assumptions and adjustments set forth below and in the accompanying note to the pro forma financial statements.

     Effective September 1, 1998, the Registrant sold substantially all the assets of its wholly-owned subsidiary, The Hirsh Company, to Steelworks, Inc., an Iowa corporation. Effective September 4, 1998, the Registrant completed the sale of the stock of The Hirsh Company, which retained certain shelf manufacturing equipment, to a Michigan-based manufacturer. The Hirsh Company manufactured free-standing shelving systems, workshop items and other storage products.

     The disposition was effected pursuant to an Asset Purchase Agreement dated August 31, 1998, among Steelworks, Inc., The Hirsh Company and Knape & Vogt Manufacturing Company. The transfer of assets pursuant to the Asset Purchase Agreement was effective September 1, 1998. The transfer of the sale of the stock of The Hirsh Company was effective September 4, 1998.

     The pro forma condensed consolidated financial statements have been prepared by the management of Knape & Vogt Manufacturing Company and may not be indicative of the results that actually would have occurred if the disposition of The Hirsh Company had been in effect on the dates indicated or which may be obtained in the future.

                       KNAPE & VOGT MANUFACTURING COMPANY
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998

                                                                                            (B)
                                                                                        Adjustments
                                              Knape & Vogt              (A)                 and
                                              Manufacturing          The Hirsh         Intercompany          Pro Forma
                                                 Company              Company          Eliminations        Consolidated
ASSETS
   Current:
       Cash and Equivalents                     $  3,057,158            ($6,400)          $6,204,519        $  9,255,277
       Accounts Receivable - Net                  25,677,043         (5,120,728)                   0          20,556,315
       Income Taxes Receivable                       176,204                  0                    0             176,204
       Inventories                                12,808,532           (489,000)                   0          12,319,532
       Prepaid Expenses                            2,706,490                  0                    0           2,706,490
       Net Current Assets of
          Disc. Op.                                        0                  0                    0                   0
       Assets Held for Sale                       18,648,000        (18,648,000)                   0                   0
                                               -------------      --------------          ----------         -----------
   Total Current Assets                           63,073,427        (24,264,128)           6,204,519          45,013,818
                                               -------------      --------------          ----------         -----------
   Property & Equipment:
       Land and Improvements                       1,804,948                  0                    0           1,804,948
       Buildings                                  14,353,886                  0                    0          14,353,886
       Machinery and Equipment                    44,743,067                  0            2,538,386          47,281,453
                                               -------------      --------------          ----------         -----------
                 Total                            60,901,901                  0            2,538,386          63,440,287
       Less Accumulated Deprec.                   24,247,181                  0            2,538,386          26,785,567
                                               -------------      --------------          ----------         -----------
   Net Property & Equipment:                      36,654,720                  0                    0          36,654,720
                                               -------------      --------------          ----------         -----------
   Other Assets:
       Cash Value of Life Insurance                  434,639                  0                    0             434,639
       Goodwill                                      593,277                  0                    0             593,277
       Deferred Merchandiser Costs                   940,902                  0                    0             940,902
       Deferred Packaging Costs                      140,567                  0                    0             140,567
       Deferred Reorganization Costs                       0                  0                    0                   0
       Prepaid Pension Cost                        2,195,555                  0                    0           2,195,555
                                              --------------     ---------------          -----------        -----------
   Total Other Assets                              4,304,940                  0                    0           4,304,940
                                              --------------     ---------------          -----------        -----------
                                                $104,033,087       ($24,264,128)          $6,204,519         $85,973,478
                                              ==============     ===============          ==========         ===========

LIABILITIES & STOCK-
HOLDERS' EQUITY
Current Liabilities:
       Accounts Payable                          $17,765,610        ($7,031,912)                  $0         $10,733,698
       Accrued Income Taxes                          847,306         (1,000,000)                   0            (152,694)
       Accrued Other Taxes                           860,928            (37,540)                   0             823,388
       Accrued Salaries and Wages                  3,067,186           (306,729)                   0           2,760,457
       Accrued Restructuring                         828,932                  0                    0             828,932
       Miscellaneous Accruals                      1,427,298             16,572                    0           1,443,870
                                              --------------      --------------         -----------         -----------
   Total Current Liabilities                      24,797,260         (8,359,609)                   0          16,437,651
   Deferred Lease Agreement                                0                  0                    0                   0
   Executive Retirement Plan                       1,365,231                  0                    0           1,365,231
   Postretirement Benefit Liability                  471,922                  0                    0             471,922
   Deferred Income Taxes                           5,942,000                  0                    0           5,942,000
   Long-Term Debt                                  9,700,000         (5,087,607)          (4,612,393)                  0
                                              --------------      --------------         ------------        ------------
   Total Liabilities                              42,276,413        (13,447,216)          (4,612,393)         24,216,804
                                              --------------      --------------         ------------        ------------
Stockholders' Equity:
   Common Stock                                   11,871,250         (4,573,165)            4,573,165         11,871,250
   Additional Paid-In Capital                     33,724,990        (29,240,701)           29,240,701         33,724,990
   Foreign Currency Translation                            0                  0                     0                  0
   Retained Earnings                              16,160,434         22,996,954           (22,996,954)        16,160,434
                                              --------------      --------------         ------------        -----------

   Total Stockholders' Equity                     61,756,674        (10,816,912)           10,816,912         61,756,674
                                              --------------      --------------         ------------        -----------
                                                $104,033,087       ($24,264,128)           $6,204,519        $85,973,478
                                              ==============      ==============         ============        ===========

(A)  Represents  the financial  statements of The Hirsh Company.
(B) Equity and advance balances included in the financial statements of The Hirsh Company (column A) must be added back to the consolidated totals since the consolidated totals already reflect the elimination of these balances. This column includes the net cash received from the sale of The Hirsh Company.

                       KNAPE & VOGT MANUFACTURING COMPANY
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1998

                                                                                          (B)
                                                                                      Adjustments
                                         Knape & Vogt                 (A)                 and
                                         Manufacturing             The Hirsh         Intercompany          Pro Forma
                                         Company                    Company          Eliminations        Consolidated
Gross Sales                                     $192,087,781       ($45,811,734)         $9,217,379        $155,493,426
Less Disc and Frt                                 10,455,211           (959,956)                  0           9,495,255
                                               -------------      --------------        ------------      --------------

Net Sales                                        181,632,570        (44,851,778)          9,217,379         145,998,171

Cost of Sales                                    139,332,670        (38,927,575)          7,937,272         108,342,367
                                               -------------      --------------        ------------      --------------

Gross Profit                                      42,299,900         (5,924,203)          1,280,107          37,655,804
                                               -------------      --------------        ------------      --------------

   Selling and Shipping                           22,594,546         (4,278,326)              9,650          18,325,870
   Admin and Gen'l                                 6,557,842           (660,062)             21,900           5,919,680
   Restructuring                                  15,792,276        (11,800,000)             (2,000)          3,990,276
                                               -------------      --------------        ------------      --------------

Total Expenses                                    44,944,664        (16,738,388)             29,550          28,235,826
                                               -------------      --------------        ------------      --------------
Operating Income                                 (2,644,764)         10,814,185           1,250,557           9,419,978
                                               -------------      --------------        ------------      --------------

   Interest                                        1,224,394         (2,280,303)          2,098,605           1,042,696
   Other, net                                        569,024             24,418             (24,418)            569,024
                                               -------------      --------------        ------------      --------------

Total Other Expenses                               1,793,418         (2,255,885)          2,074,187           1,611,720
                                               -------------      --------------        ------------      --------------
Inc. From Cont. Ops.
   Before Income Taxes                            (4,438,182)        13,070,070            (823,630)          7,808,258
Income Taxes - Cont. Ops.                          3,931,000           (718,000)           (280,000)          2,933,000
                                               -------------      --------------        ------------      --------------
Income From Cont. Ops.                            (8,369,182)        13,788,070            (543,630)          4,875,258
Income (Loss) from
Disc. Ops., net of inc. taxes                     (1,368,278)                 0                   0          (1,368,278)
                                               -------------      -------------         ------------      --------------
Net Income                                       ($9,737,460)       $13,788,070           ($543,630)         $3,506,980
                                               =============      --------------        ============      ==============
       Basic Share O/S                             5,920,380                                                  5,920,380
       Diluted Shares O/S                          5,954,713                                                  5,954,713

       Basic EPS                                     ($1.64)                                                      $0.59
       Diluted EPS                                   ($1.64)                                                      $0.59

(A)  Represents  the financial  statements of The Hirsh Company.
(B) Intercompany sales/expenses included in the financial statements of the Hirsh Company(column A)must be added back to the consolidated totals since the consolidated totals already reflect the elimination of these balances.

          NOTE TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) In 1998, Knape & Vogt Manufacturing Company recognized an $11,800,000 (pre tax) impairment of assets charge related to the sale of The Hirsh Company. In connection with the sale, Knape & Vogt Manufacturing Company recognized an additional tax cost of $1,000,000, resulting in a total loss related to the sale of The Hirsh Company of $12,800,000. The impairment of assets charge has been eliminated from income (loss) from continuing operations for 1998. The net loss from operations and the assets and liabilities of The Hirsh Company have been eliminated from the pro forma presentation as if the sale of The Hirsh Company had occurred as of the beginning of the period.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 KNAPE & VOGT MANUFACTURING COMPANY


                                  By        /s/ Jack D. Poindexter
                                            Jack D. Poindexter
                                            Chief Financial Officer


Date: September 14, 1998




::ODMA\PCDOCS\GRR\201121\3

                                  EXHIBIT INDEX


   Exhibit 2.1 -    Asset Purchase  Agreement dated as of August 31, 1998, among
                    Steelworks,  Inc.,  The  Hirsh  Company  and  Knape  &  Vogt
                    Manufacturing Company.

   Exhibit 2.2 -    Noncompetition  Agreement  dated as of  September 1, 1998 by and between Steelworks,  Inc. and Knape & Vogt Manufacturing
                    Company.

EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  DATED AS OF

                                AUGUST 31, 1998

                                      AMONG

                               STEELWORKS, INC.,

                               THE HIRSCH COMPANY

                                      AND

                       KNAPE & VOGT MANUFACTURING COMPANY

                                TABLE OF CONTENTS


Section                                                                     Page


Section 1.        Definitions..................................................2

Section 2.        Transaction..................................................9
         2.1      Purchase and Sale of Purchased Assets........................9
         2.2      Excluded Assets.............................................10
         2.3      Assumption of Liabilities...................................12
         2.4      Excluded Liabilities........................................12
         2.5      Purchase Price..............................................14
         2.6      Allocation of Purchase Price................................16

Section 3.        Closing and Closing Date....................................16
         3.1      Closing.....................................................16
         3.2      Deliveries at the Closing...................................16

Section 4.        Representations and Warranties of KV and the Seller.........17
         4.1      Organization of KV and the Seller...........................17
         4.2      Authorization of Transaction................................17
         4.3      No Conflicts; Consents......................................17
         4.4      Subsidiaries................................................18
         4.5      Financial Statements........................................18
         4.6      Undisclosed Liabilities.....................................18
         4.7      Events Subsequent to Fiscal Year End........................19
         4.8      Inventories.................................................20
         4.9      Contracts...................................................20
         4.10     Machinery and Equipment.....................................21
         4.11     Real Property...............................................22
         4.12     Title and Related Matters...................................23
         4.13     Intellectual Property.......................................23
         4.14     Litigation..................................................25
         4.15     Employee Benefits...........................................25
         4.16     Labor Relations.............................................26
         4.17     Environmental Matters.......................................27
         4.18     Legal Compliance............................................27
         4.19     Permits.....................................................27
         4.20     Affiliate Agreements........................................27
         4.21     Product Warranties..........................................28

Section 5.        Representations and Warranties of the Purchaser.............28
         5.1      Organization of the Purchaser...............................28
         5.2      Authorization of Transaction................................28

         5.3      Noncontravention; Consents..................................28
         5.4      Litigation..................................................28

Section 6.        Closing Requirements........................................28
         6.1      Obligations of the Seller...................................29
         6.2      Obligations of the Purchaser................................29
         6.3      Assignment of Contracts, Rights, Etc........................30

Section 7.        PostClosing Covenants.......................................30
         7.1      General.....................................................30
         7.2      Agreements Regarding Tax Matters............................30
         7.3      Seller's Confidentiality Obligations........................31
         7.4      Covenant Not To Compete.....................................31
         7.5      Transition Services.........................................32
         7.6      Right of First Refusal......................................33
         7.7      License of Marks............................................33
         7.8      License of KV Marks.........................................35
         7.9      PostClosing Remittances.....................................37
         7.10     Product Warranties..........................................38
         7.11     Access to Records after Closing.............................38
         7.12     Guarantees..................................................39
         7.13     Bailment of Properties......................................39
         7.14     Cooperative Advertising and Volume Rebates..................40
         7.15     Transferred Employees.......................................40
         7.16     Environmental Matters.......................................41
         7.17     Shared Maintenance..........................................41

Section 8.        Remedies for Breaches of this Agreement.....................41
         8.1      Survival....................................................41
         8.2      Indemnification Provisions for Benefit of the Purchaser.....42
         8.3      Indemnification Provisions for Benefit of the
                    Seller and KV.............................................43
         8.4      Procedures for Claims Between the Parties...................44
         8.5      Matters Involving Third Parties.............................44
         8.6      Limitations.................................................45

Section 9.        Miscellaneous...............................................45
         9.1      Press Releases and Announcements............................45
         9.2      Consent to Amendments.......................................45
         9.3      Successors and Assigns......................................45
         9.4      Severability................................................46
         9.5      Counterparts................................................46
         9.6      Descriptive Headings........................................46
         9.7      Notices.....................................................46
         9.8      No ThirdParty Beneficiaries.................................47

         9.9      Entire Agreement............................................47
         9.10     Construction................................................47
         9.11     Incorporation of Exhibits and Schedules.....................47
         9.12     Expenses....................................................47
         9.13     Bulk Transfer Laws..........................................48
         9.14     Governing Law; Jurisdiction.................................48
         9.15     Indemnification of Brokerage Fees, Etc......................48
         9.16     Disclaimer of Other Representations and Warranties..........48
         9.17     Computation of Days; Holidays...............................49

                            ASSET PURCHASE AGREEMENT



     ASSET PURCHASE AGREEMENT dated as of August 31, 1998 between SteelWorks, Inc., an Iowa corporation (the "Purchaser"), The Hirsh Company, an Illinois corporation (the "Seller"), and Knape & Vogt Manufacturing Company, a Michigan corporation ("KV").

     This Agreement contemplates a transaction in which the Purchaser will purchase for cash specified assets, and will assume specified liabilities, of the Seller.

     In consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

     "Accounting  Firm"  means   PricewaterhouseCoopers  LLP  or  any  successor
organization or such other firm of independent certified public accountants who shall be selected by mutual agreement between KV and the Purchaser.

     "Adjustment Inventory Amount" means the book value of raw materials, work in process, and finished goods inventories of the Products known as Shelf Help and Iron Horse (including Lumber Lok) as of the Closing Date, determined in accordance with GAAP, net of a reserve for obsolescence determined in accordance with GAAP for any quantities of such finished goods that, as of the Closing Date, exceed the quantity sold during the three-months ended June 30, 1998.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Agreement" means this Asset Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

     "Assigned Contracts" has the meaning set forth in Section 2.1(b).

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Business" means the business and operations of the Seller involving the manufacture, distribution, and sale of products known as Shelf Help, Iron Horse, Lumber Lok, and Space Solutions, but does not include the business and operations of KV involving the manufacture, distribution, and sale of products known as Shelf Help or Space Solutions that are manufactured at any location other than the Premises.

     "Claim" has the meaning set forth in Section 8.4.

     "Claim Notice" has the meaning set forth in Section 8.4.

     "Claimant" has the meaning set forth in Section 8.4.

     "Closing" has the meaning set forth in Section 3.1.

     "Closing Date" means the date on which the Closing actually takes place.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collective Bargaining Agreement" means the collective bargaining agreement to which the Seller is a party which is listed on Schedule 4.16 of the Disclosure Schedules.

     "Confidential Information" means any proprietary information, in whatever form or medium, concerning the operations or affairs of the Business; provided that Confidential Information shall not include any information that was publicly known prior to the Closing Date (other than by an act or omission of the Purchaser or its Affiliates) or becomes publicly known after the Closing Date (other than by an act or omission of the Seller or its Affiliates).

     "Confidentiality Agreements" means all confidentiality agreements entered into for the benefit of the Seller in connection with the possible sale of the Business to Persons other than the Purchaser.

     "Contract" means any legally binding contract, agreement, or understanding, whether written or oral.

     "Disclosure Schedules" means, collectively, the various Schedules referred to in this Agreement.

     "Dispute Notice" has the meaning set forth in Section 2.5(e).

     "Employee Benefit Plan" means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

     "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

     "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement, order, directive, judgment, lien, or other assessment by any Person (including, without limitation, the Purchaser and the owners of the Premises) for personal injury, sickness or

A:\BGW80628.AG8
death, damage to property, nuisance, pollution, contamination, or other damage or adverse effects on the environment, or for remedial action, fines, penalties or restrictions, in any case resulting from or based upon: (a) the occurrence on or before the Closing Date of any Release of any Hazardous Materials at, in, by, from, or related to the Facilities; (b) if the Purchaser vacates the Premises on or before August 31, 2000, the occurrence of any Release of any Hazardous Materials after the Closing Date at, in, by, from, or related to the Facilities attributable to any violation of any Environmental Law or Permit or the use, handling, transfer, transportation, storage, or disposal of any Hazardous Materials on or before the Closing Date; (c) if the Purchaser does not vacate the Premises on or before August 31, 2000, the occurrence of any Release of any Hazardous Materials after the Closing Date and on or before August 31, 2000, at, in, by, from, or related to the Facilities attributable to any violation of any Environmental Law or Permit or the use, handling, transfer, transportation, storage, or disposal of any Hazardous Materials on or before the Closing Date;
(d) if the Purchaser vacates the Premises on or before August 31, 2000, the occurrence of any Release of any Hazardous Materials after the Closing Date at, in, by, from, or related to the Facilities attributable to any condition in existence at the Facilities on or before the Closing Date and arising from the use, handling, transfer, transportation, storage, or disposal of any Hazardous Materials after the Closing Date through no action of the Purchaser; (e) if the Purchaser does not vacate the Premises on or before August 31, 2000, the occurrence of any Release of any Hazardous Materials after the Closing Date and on or before August 31, 2000, at, in, by, from, or related to the Facilities attributable to any condition in existence at the Facilities on or before the Closing Date and arising from the use, handling, transfer, transportation, storage, or disposal of any Hazardous Materials after the Closing Date through no action of the Purchaser; (f) the use, handling, transfer, transportation, storage, or disposal of any Hazardous Materials in connection with the operation of the Facilities on or before the Closing Date; or (g) the violation or alleged violation of any Environmental Law or Permit attributable to any activity or condition at, on, or under the Facilities on or before the Closing Date by KV, the Seller, the owners of the Premises, or their respective predecessors.

     "Environmental Law" means any Law existing at any time with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq.), (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), (c) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), (d) the Toxic Substances Control Act (15 U.S.C. ss. 2061 et seq.), (e) the Clean Water Act (33 U.S.C. ss. 7401 et seq.), (f) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (g) the Safe Drinking Water Act (21 U.S.C. ss. 349); 42 U.S.C. ss. 201 and ss. 300f et seq.), (h) the National Environmental Policy Act of 1969 (42 U.S.C. ss. 4321), (i) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.), and (j) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. ss. 1101 et seq.).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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
     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Excluded Liabilities" has the meaning set forth in Section 2.4.

     "Facilities" means the Premises and any other real property owned, leased, or used by the Business at any time prior to the Closing Date.

     "Financial Statements" has the meaning set forth in Section 4.5(a).

     "GAAP" means United States generally accepted accounting principles, as in effect as of the date of this Agreement, applied by the Seller on a basis consistent with its prior practices.

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Guaranty" means the Guaranty dated November 29, 1993, between KV and the landlord under the Lease.

     "Hazardous Materials" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law, including, without limiting the generality of the foregoing, (a) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder, (b) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder, (c) "hazardous materials" as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder, (d) "chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and regulation promulgated thereunder, and
(e) petroleum products and materials.

     "Indemnifying Party" has the meaning set forth in Section 8.4.

     "Intellectual Property" has the meaning set forth in Section 2.1(f).

     "Inventory Certification" has the meaning set forth in Section 2.5(e).

     "IRS" means the Internal Revenue Service of the Department of the Treasury.

     "Inventories" has the meaning set forth in Section 2.1(a).

     "Knowledge of the Seller" or "to the Seller's knowledge" or any similar phrase means the actual knowledge of any one or more of the officers of the Seller or KV, after due inquiry of the

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                                       -4-
employees of KV or the Seller having primary responsibility for such matters in the course of their employment with KV or the Seller if and to the extent such officer is not the employee with primary responsibility for such matters and after due examination of relevant records by such officers and other employees having such primary responsibility.

     "KV" has the meaning set forth in the Preamble to this Agreement.

     "Law" means any constitutional provision, statute, law, rule or regulation of any Governmental Entity.

     "Lease" means the real estate lease to which the Seller is a party which is listed on Schedule 4.11 of the Disclosure Schedules.

     "Lien" means any mortgage, pledge, security interest, charge, claim or other encumbrance, other than (a) mechanics', materialmen's and similar liens with respect to amounts not yet due and payable, (b) liens for Taxes not yet due and payable, and (c) liens and encumbrances associated with the Assumed Liabilities.

     "Losses" has the meaning set forth in Section 8.2(a).

     "Machinery and Equipment" has the meaning set forth in Section 2.1(c).

     "Marks" means unregistered marks SHELF HELP, SPACE SOLUTIONS, HIRSH, IRON HORSE and LUMBER LOK and registered marks HIRSH and Design (U.S. Reg. Nos. 1,255,344; 1,305, 924; 522,311; 1,288,628); HIRSH (Stylized) (U.S. Reg. Nos.
1,631,294;  1,639,777;   1,652,430);  IRON  HORSE  and  Design  (U.S.  Reg.  No.
1,141,990); and IRON HORSE WORK SYSTEMS BY HIRSH (U.S. Reg. No. 1,818,555; Canadian App. No. 731,873).

     "Material Adverse Effect" means a material adverse effect on the financial condition (including, but not limited to, assets, liabilities, sales, expenses, income, and cash flow) or business (including, but not limited to, operations) of the Business or the use, condition, value or marketability of the Purchased Assets taken as a whole or the obligations under any of the Assumed Liabilities; provided that the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide or national conditions (political, economic, regulatory or otherwise) that adversely affect generally the markets in which the Business operates or adversely affect a broad group of industries generally shall not constitute a Material Adverse Effect.

     "Material  Contracts"  means  the  Lease,  the  Guaranty,   the  Collective
Bargaining Agreement, and the other Scheduled Contracts, if any, identified as Material Contracts in Schedule 4.9 of the Disclosure Schedules.

     "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

     "PBGC" means the Pension Benefit Guaranty Corporation.

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                                       -5-

     "Permit" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, issued by any Governmental Entity.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

     "Pre-Closing Environmental Matters" means any Environmental Claim, Remediation Costs, and any other liability or obligation (whether known or unknown, absolute, accrued, contingent, or otherwise) occurring before, on or after the Closing Date by reason of events, occurrences, transactions, circumstances, practices, or conditions existing in whole or in part on or before the Closing Date and arising under any Environmental Law and any environmental obligation under the Lease, the Guaranty, or any other Assigned Contract.

     "Premises" has the meaning set forth in the Lease as in effect immediately prior to the Closing Date.

     "Products" means the products of the Seller consisting of products manufactured at the Premises and known as Shelf Help, Iron Horse, Lumber Lok, and Space Solutions, including, but not limited to the products of the Seller listed on Exhibit 1(a), but does not include the products known as Shelf Help or Space Solutions that are manufactured by KV at any location other than the Premises, including but not limited to the products of KV listed on Exhibit 1(b). Products is a generic description and is not a reference to specific items of inventories.

     "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

     "Purchase Price" has the meaning set forth in Section 2.5(a).

     "Purchased Assets" has the meaning set forth in Section 2.1.

     "Purchased Records" has the meaning set forth in Section 2.1(j).

     "Purchaser" has the meaning set forth in the Preamble to this Agreement.

     "Purchaser's Maintenance Obligations" means: (a) any liability or obligation of the Purchaser to perform ordinary and routine maintenance and repairs (but not replacements) of the Premises or parts thereof under the Lease after the Closing Date; (b) any liability or obligation under the Lease (whether known or unknown, absolute, accrued, contingent, or otherwise) accruing after the Closing Date by reason of the Purchaser's use and occupancy of the Premises, including but not limited to any breach or failure in performance of any obligation of the Purchaser under the Lease at any time after the Closing Date, other than obligations for repair and maintenance; (c) any liability or obligation under the Lease to repair or restore the Premises as a result of any damage or destruction to the Premises resulting from any action or omission of the Purchaser, other than a failure to perform

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                                       -6-
repairs and maintenance of the Premises; and (d) any liability or obligation under the Lease to repair or restore the Premises as a result of any damage or destruction resulting from any casualty for which the Purchaser is required to maintain insurance under the Lease; provided that Purchaser's Maintenance Obligations shall not include any Remediation Costs or other maintenance, repair or restoration associated with any Pre-Closing Environmental Matter.

     "Reduction   Inventory   Amount"  means  the  Seller's   standard  cost  of
Inventories of the Products known as Space Solutions as of the Closing Date, determined in accordance with GAAP; provided that no reserve for obsolete, slow moving or excess inventory shall be taken or established in making such computation.

     "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
emptying,   discharging,   injecting,   storing,  escaping,  leaching,  dumping,
discarding, burying, abandoning or disposing into the environment.

     "Remediation Costs" means the actual costs incurred after the Closing Date by reason of, in connection with, or in response to, any Environmental Claim, including reasonably incurred costs of investigation, evaluation, testing, remediation, disposal, abatement, monitoring, relocation, and restoration, including but not limited to the costs of relocation and reinstallation of manufacturing equipment to the extent required to avoid interruption of manufacturing operations, and all fines, penalties, liens, and assessments.

     "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

     "Schedule"  means,  unless the context otherwise  requires,  the referenced
Schedule included in the Disclosure Schedules.

     "Scheduled Contract" means any Contract required to be listed or disclosed on Schedule 4.9 of the Disclosure Schedules.

     "Seller" has the meaning set forth in the Preamble to this Agreement.

     "Shared Maintenance Obligations" means: (a) any liability or obligation under the Lease (whether known or unknown, absolute, accrued, contingent, or otherwise) accruing before, on, or after the Closing Date by reason of any failure of the Seller or the Purchaser to maintain the Premises in the condition in which the Premises were or are required to be maintained under the Lease, and any deferred maintenance or deferred capital spending under the Lease; (b) any liability or obligation under the Lease to replace or repair any portion of the roof or associated flashings; (c) any liability or obligation under the Lease to maintain, replace or re-pave parking lots, driveways, sidewalks or other paved surfaces; (d) any liability or obligation under the Lease to perform any structural repairs or replacements, including repairs or replacements of foundations, interior and exterior walls, floors, trusses, columns, doors and windows; (e) any liability or obligation under the Lease to replace all or any major component of any plumbing, water service, hot water, sewer, heating, ventilation, air conditioning, electrical, gas, compressed air, and steam systems in or serving

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                                       -7-
the Premises, including but not limited to piping, ducts, vents, chimneys, boilers, tanks, valves, conduit, cables and wiring, controls, meters, motors, pumps, electrical equipment and fixtures, and plumbing fixtures; (f) any liability or obligation under the Lease to replace any floor covering, ceiling, ceiling tile, plaster, wall or ceiling finish; and (g) any liability or obligation under the Lease to replace any other fixtures or leasehold improvements; provided that Shared Maintenance Obligations shall not include any Purchaser's Maintenance Obligations or any Remediation Costs or other maintenance, repair or restoration of the Premises associated with any Pre-Closing Environmental Matter.

     "Significant Customer" means any customer of the Seller accounting for more than $250,000 of the Seller's net sales of Iron Horse and Shelf Help Products during either or both of the fiscal years ended June 30, 1997 or June 30, 1998.

     "Subsidiary" means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

     "Third-Party Action" has the meaning set forth in Section 8.5.

     "Third-Party Action Notice" has the meaning set forth in Section 8.5.

     "Transferred Employees" means those persons employed by the Seller and KV as of the Closing Date who are offered employment by the Purchaser and who accept such employment with the Purchaser commencing as of the Closing Date.

     "Transition Period" means the six-month period following the Closing Date.

     "Warranty Claims" means claims for the repair or replacement or refund of purchase price or offset against accounts receivable for Products sold before the Closing Date which are determined to be damaged, defective or otherwise in breach of warranty but not any claims for consequential damages or any injuries to persons or properties.

     "Warranty Reserve" has the meaning set forth in Section 2.5(c).

     "Year-End Balance Sheet" has the meaning set forth in Section 4.5(a).

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                                       -8-

     Section 2. Transaction.

     2.1 Purchase and Sale of Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Purchaser will purchase from KV and the Seller, and KV and the Seller will sell, transfer, assign, convey and deliver to the Purchaser, (i) certain assets owned by KV that are listed below and (ii) all of the Seller's right, title and interest in and to all of the assets, other than the Excluded Assets, that are owned by the Seller, as the same exist on the Closing Date, wherever such assets are located and whether or not such assets are reflected on the Year-End Balance Sheet, that are used or held for use in connection with the Business (collectively, the "Purchased Assets"), including the following assets:

          (a) all raw materials, work in process and finished goods inventories, in each case to the extent relating to the manufacture, distribution and sale of, or consisting of, the Products (collectively, the "Inventories");

          (b) to the extent legally assignable, all Material Contracts, the Confidentiality Agreements, all unfilled orders outstanding as of the Closing Date for the purchase of raw materials, goods or services by the Seller or KV in the usual, regular and ordinary course of the Business, all unfilled orders outstanding as of the Closing Date for the sale of Products or services by the Seller or KV in the usual, regular and ordinary course of the Business (collectively, the "Assigned Contracts");

          (c) all machinery, equipment, tools, dies, test equipment, spare parts, furniture, fixtures (subject to the landlord's rights, if any, under the Lease), computer equipment located at the Premises, automobiles and trucks owned by the Seller and used or held for use in connection with the Business as of the Closing Date, including all machinery and equipment used or held for use at the Seller's Skokie, Illinois facility on April 30, 1998, and one Minster Press Model No. P2-60 Serial No. 20867 located in Grand Rapids, Michigan (collectively, the "Machinery and Equipment");

          (d) all Lumber Lok displays at customer locations;

          (e) the Seller's interest, if any, in all buildings, plants and other structures and improvements to the property subject to the Lease and, to the extent covered by the Lease, all fixtures, machinery, installations, equipment and other property attached thereto or located thereon, other than those items described in Section 2.2(o);

          (f) all patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, copyrights and mask works, product designs, the Marks, telephone numbers and listings, and all registrations, applications and associated goodwill for each of the foregoing, owned by the Seller or used or held for use in connection with the Business as of the Closing Date, including those listed on Schedule 4.13 of the Disclosure Schedules, and all computer software, computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas,

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                                       -9-
     formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, pricing and cost information) and other intellectual property rights (in whatever form or medium), in each case, owned by the Seller or used or held for use in connection with the Business as of the Closing Date (collectively, the "Intellectual Property");

          (g) to the extent legally assignable, all Permits held by the Seller in connection with the Business as of the Closing Date;

          (h) all deposits, prepayments, prepaid assets, supplies and repair parts, but excluding any of such items that are listed as an Excluded Asset;

          (i) all claims, causes of action, rights or recovery, rights of set-off and rights of recoupment of the Seller as of the Closing Date to the extent relating to any of the Purchased Assets or any Assumed Liability, including all rights of the Seller under any property, casualty, workers' compensation or other insurance policy or related insurance services contract to the extent such rights relate to any Assumed Liability or any casualty affecting any of the Purchased Assets, but excluding any of such items and rights that are listed as an Excluded Asset; and

          (j) a printed copy of all books, records and ledgers, and all files, documents, correspondence, lists, plats, drawings, creative materials, advertising and promotional materials, studies, reports and other printed or written materials used or held for use by the Seller in connection with the Business as of the Closing Date, and the data stored or maintained in the Seller's or KV's computer systems or related archives representing the financial books and records of the Seller relating to the Purchased Assets and Assumed Liabilities (collectively, the "Purchased Records").

     2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets will not include the following (collectively, the "Excluded Assets"):

          (a) all cash and cash equivalents and all securities and short-term investments of the Seller;

          (b) all accounts and notes receivable and other claims (billed or unbilled) for money due to the Seller or KV arising from the rendering of services or the sale of goods or materials in connection with the operation of the Business or any other activity of the Seller, and the full benefit of all security for such accounts and notes or other claims, remedies, and other rights relating to any of the foregoing, as the same exist on the Closing Date;

          (c) any rights of the Seller under this Agreement (including the right to the Purchase Price) or under any other agreement between the Seller or KV on the one hand and the Purchaser on the other hand;

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                                      -10-

          (d) the minute books, stock ledgers and Tax Returns of the Seller;

          (e) all credits and refund claims relating to Taxes paid or payable by the Seller as of or for any period prior to, on or after the Closing Date including but not limited to certain claims for state personal property tax refunds, which claims and appeals are currently pending;

          (f) any rights of the Seller or KV in any insurance policies including any prepaid insurance policies except as provided in Section 2.1(i);

          (g) all books, records, and ledgers and all files, documents, correspondence, lists, plats, drawings, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials of the Seller or KV other than the Purchased Records;

          (h) all raw materials, packaging materials, work in process and finished goods inventories, and supplies, to the extent relating to the manufacture, distribution and sale of, or consisting of, KV Shelves and Feeny Wood parts;

          (i) the computer equipment of KV or the Seller located off the Premises and the machinery, equipment, tools, dies, spare parts and fixtures comprising the KV wood shelf line, including but not limited to those items listed on Exhibit 2.2(i);

          (j) any rights of the Seller or KV under any Contract other than the Assigned Contracts, whether such rights relate to periods before, on, or after the Closing Date, including but not limited to the rights of the Seller and KV under the Stock Acquisition Agreement pursuant to which KV acquired the Seller;

          (k) all computer software, computer programs, and computer databases and related documentation owned by KV, except for data representing the financial books and records of the Seller relating to the Purchased Assets and Assumed Liabilities;

          (l) any rights of the Seller or KV under any of the Assigned Contracts to the extent relating to the period prior to the Closing Date;

          (m) all of the real property owned or leased by KV or any of its Affiliates (other than the Seller) that is used in connection with the Business other than the Premises;

          (n) all rights of KV and the Seller under agreements with sales representatives and distributors of Products; and

          (o) the interest, if any, of the Seller in the underground storage tanks and related piping and systems located at the Premises and any areas of subsurface contamination at the Premises as a result of any Pre-Closing Environmental Matter.


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
     2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Purchaser will assume and become responsible for and discharge as and when due the following (and only the following) liabilities and obligations of the Seller and KV (collectively, the "Assumed Liabilities"):

          (a) all liabilities and obligations of the Seller and KV with respect to the performance after the Closing Date of the Assigned Contracts including, but not limited to, Purchaser's Maintenance Obligations, excluding Shared Maintenance Obligations except as provided in Section 2.3(g) and any liabilities or obligations occasioned by or attributable to any breach or failure in performance of the Assigned Contracts by the Seller or KV on or before the Closing Date;

          (b) all accrued real property taxes payable under the Lease but not yet due and payable as of the Closing Date;

          (c) all liabilities and obligations of KV or the Seller for severance or similar benefits payable to employees of the Seller solely by reason of the termination of their employment with the Seller on the Closing Date or the subsequent termination of their employment with the Purchaser;

          (d) accrued vacation pay of employees of the Seller as of the Closing Date, to the extent the liability therefor is reflected as a reduction of the Purchase Price pursuant to Section 2.5(b);

          (e) the obligation to pay K-Mart Corporation a "buy-in" payment of $250,000;

          (f) all liabilities of the Seller under the Workers Adjustment and Retraining Notification Act arising solely by reason of the termination of employment of the Seller's employees on the Closing Date or the subsequent termination of their employment with the Purchaser;

          (g) Shared Maintenance Obligations but only to the extent any Losses of the Purchaser attributable to Shared Maintenance Obligations do not exceed $50,000 in the aggregate;

          (h) liabilities for cooperative advertising and volume rebate credits relating to sales of Products prior to the Closing Date; and

          (i)  all  liabilities  and  obligations   arising  out  of  events  or
     transactions after the Closing Date in connection with the operation of the Business or ownership of the Purchased Assets by the Purchaser.

     2.4 Excluded Liabilities. Notwithstanding the provisions of Section 2.3, the Purchaser will not assume or become responsible for, and will not be deemed to have assumed or to have

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
become responsible for, any obligations or liabilities of the Seller or any of its Affiliates other than the Assumed Liabilities (with all such unassumed liabilities and obligations referred to herein collectively as "Excluded Liabilities"). Without limiting the generality of the foregoing, the Assumed Liabilities shall exclude, and the Excluded Liabilities shall include, the following:

          (a) any liability or obligation arising prior to, on or after the Closing Date in connection with any Excluded Asset;

          (b) any accounts payable, accrued liabilities (except as expressly provided in Section 2.3(b)), or accrued expenses;

          (c) any liability of the Seller or KV occasioned by or attributable to any breach or failure of performance or delay in performance of any Assigned Contract by the Seller or KV on or before the Closing Date;

          (d) any Shared Maintenance Obligations to the extent any Losses of the Purchaser attributable to Shared Maintenance Obligations exceed $50,000 in the aggregate;

          (e) any indebtedness for borrowed money or any obligation under any lease other than the Assigned Contracts;

          (f) any Pre-Closing Environmental Matters;

          (g) except as provided in Sections 2.3(b) and 7.2(c), any liability or obligation (whether assessed or unassessed) of the Seller or any of its Affiliates with respect to any Taxes, including any Taxes arising by reason of the transactions contemplated by this Agreement as of or for any period prior to, on or after the Closing Date;

          (h) except as provided in Sections 2.3(c) and 2.3(d), any liability or obligation of the Seller or any of its Affiliates to any current or former employee or independent contractor in connection with (i) any violation or alleged violation of any Law on or before the Closing Date relating to employment, compensation, withholding, or working conditions, (ii) any claim of discrimination of any nature or similar claim arising out of actions, events or conditions on or before the Closing Date, (iii) any claim of wrongful termination or similar claim arising out of actions, events or conditions on or before the Closing Date, (iv) any unfair labor practice or charge thereof arising out of actions, events or conditions on or before the Closing Date, (v) any denial of benefits on or before the Closing Date, (vi) any claim under any alleged contract, agreement, arrangement or understanding relating to employment, except to the extent such alleged contract, agreement, arrangement or understanding is specifically disclosed in the Disclosure Schedules; or (vii) any other matter arising out of actions, events or conditions relating to employment on or before the Closing Date including claims for wages, vacation pay, health and welfare benefits, withholding obligations, and workers' compensation claims;


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
          (i) any liability or obligation of the Seller or any of its Affiliates with respect to any civil or criminal litigation, proceeding, investigation or claim, including but not limited to liabilities and obligations arising out of injuries to persons and properties attributable to any use of Products manufactured, distributed, or sold before the Closing Date other than litigation, proceedings, investigations or claims commenced after the Closing Date and to which the Seller or any of its Affiliates is made a party to the extent arising out of the Purchaser's ownership of the Purchased Assets and operation of the Business after the Closing Date;

          (j) any  liability of the Seller or KV arising out of this  Agreement;
     and

          (k) any other liability or obligation of the Seller , KV or their Affiliates other than as specifically set forth in Section 2.3.

     2.5 Purchase Price.

          (a) The purchase price payable for the Purchased Assets (the "Purchase Price") shall be $13,525,000.00, adjusted as provided in Sections 2.5(b), 2.5(c), 2.5(d) 2.5(e), 2.5(f), and 2.5(g), plus assumption of the Assumed Liabilities.

          (b) The Purchase Price shall be reduced by $115,431.11, representing the monetary equivalent of accrued vacation as of the Closing Date for Transferred Employees, and such liability for accrued vacation, to the extent of such amount, shall be an Assumed Liability.

          (c) The Purchaser and KV have established a reserve of $175,000 (the "Warranty Reserve") for projected Warranty Claims. The Purchase Price shall not be reduced on the Closing Date by the amount of such reserve. The
     Purchase Price shall be reduced after the Closing Date, as and to the extent provided in Section 7.10, for the actual expense for Warranty Claims.

          (d) On the Closing Date, the Purchaser and KV shall determine the amount of prepaid rent under the Lease relating to the period after the Closing Date. The Purchase Price shall be increased by the amount of such prepaid rent.

          (e) On or immediately before the Closing Date, the Purchaser conducted a physical inventory of the Inventories (or the portions thereof selected by the Purchaser), using such counting, verification, and sampling methods as the Purchaser shall reasonably deem advisable to determine the actual physical quantities of Inventories as of the Closing Date, relying upon Inventory records of KV where desired by the Purchaser. KV and its representatives were permitted to observe the physical inventory taken by the Purchaser. Within 15 days after the Closing Date, the Purchaser shall prepare and deliver to KV the Purchaser's calculation of the Adjustment Inventory Amount and the Reduction Inventory Amount, together with a certificate of the Purchaser as to the accuracy of such calculation

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                                      -14-
     in accordance with this Agreement (the "Inventory Certification"), based upon the physical inventory taken by the Purchaser or other verification methods, extended at the cost or standard costs of each item as mutually agreed between KV and the Purchaser. If KV disagrees with the calculation of the Adjustment Inventory Amount or the Reduction Inventory Amount, KV shall notify the Purchaser in writing within 15 days after receipt of the Inventory Certification, setting forth the particulars of such disagreement (the "Dispute Notice"). If KV does not give the Purchaser a Dispute Notice within such 15 day period, the Inventory Certification shall be deemed to have been accepted by KV. If a Dispute Notice is timely given, the Purchaser and KV shall use reasonable efforts for a period of 30 days to resolve their disagreements with respect to the Inventory Certification. If at the end of such 30 day period (unless extended by mutual written agreement), the Purchaser and KV are unable to resolve such disagreement, the Accounting Firm shall be engaged by the Purchaser and KV to resolve any remaining disagreements. The Accounting Firm shall determine as promptly as practicable, and in any event within 30 days after the dispute is referred to it, whether the Inventory Certification was determined in accordance with this Agreement and (only with respect to the disputes submitted to the Accounting Firm) whether the Inventory Certification requires adjustment and the amount of such adjustment. The determination of the Accounting Firm shall be final and binding upon the parties. Within five days after the final determination of the Inventory Certification in accordance with this
     Section 2.5(e): (i) the Purchaser shall pay KV the amount, if any, by which the Adjustment Inventory Amount exceeds $1,700,000, (ii) KV shall pay the Purchaser the amount, if any, by which $1,700,000 exceeds the Adjustment Inventory Amount, and (iii) KV shall pay the Purchaser the amount, if any, by which $1,357,176 exceeds the Reduction Inventory Amount. Any amount payable pursuant to the preceding clause (i) shall be offset against any amount payable pursuant to the preceding clause (iii), and the net amount due to KV or the Purchaser shall be due and payable in cash payable by certified or cashier's check or wire transfer of immediately available funds.

          (f) In the preparation of the Inventory Certification, in lieu of a physical count or other verification of Inventory quantities at Perris, California; Clevelalnd, Ohio; Sparks, Nevada; and Grand Rapids, Michigan as of the Closing Date, the Purchaser may determine such Inventory quantities from records of such Inventories maintained for the Seller by KV. The inclusion of such Inventory quantities in the Inventory Certification will be done for convenience of the parties and will not be deemed to be a confirmation, representation, warranty, or other agreement by the Purchaser of the actual quantities of such Inventories. If it is determined after the Closing Date that the actual physical quantities of Inventories at Perris, California; Cleveland, Ohio; Sparks, Nevada; and Grand Rapids, Michigan as of the Closing Date were less than the amounts included in the Inventory Certification, the Purchaser shall prepare and deliver to KV an amended Inventory Certification taking such discrepancies into account and setting forth the corrected calculation of the Adjustment Inventory Amount and the Reduction Inventory Amount as of the Closing Date. If KV disagrees with the calculation of the corrected Adjustment Inventory Amount or the corrected Reduction Inventory Amount, the Purchaser and KV will raise and resolve their differences on a basis consistent with the dispute resolution mechanism in Section 2.5(e), with the time periods for

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
     action and responsive action being measured from the date of the Purchaser's delivery of the amended Inventory Certification. Within five days after final determination of the amended Inventory Certification, the calculations required by Section 2.5(e) shall be made again based upon the amended Inventory Certification, and KV shall remit to the Purchaser any over- payment made by the Purchaser on the Closing Date pursuant to Section 2.5(e).

          (g) Within 15 days after the Closing Date, KV shall prepare and deliver to the Purchaser a final determination of the Seller's liability for cooperative advertising and volume rebates for sales of Products before the Closing Date, together with a certificate of KV as to the accuracy thereof. If the Purchaser disagrees with such calculation, the Purchaser shall notify KV in writing within 15 days after receipt of such calculation, setting forth the particulars of such disagreement. If the Purchaser does not give such notice of disagreement within such 15 day period, KV's calculation shall be deemed to have been accepted by the Purchaser. If a notice of the Purchaser's disagreement is timely given, the Purchaser and KV shall use reasonable efforts for a period of 30 days to resolve their disagreements with respect to KV's calculation. If at the end of such 30 day period (unless extended by mutual agreement), the Purchaser and KV are unable to resolve such disagreement, the Accounting Firm shall be engaged by the Purchaser and KV to resolve any remaining disagreements. The Accounting Firm shall determine as promptly as practicable, and in any event within 30 days after the dispute is referred to it, whether KV's calculation represents a correct calculation of the Seller's liability for cooperative advertising and volume rebates for sales of Products before the Closing Date. The determination of the Accounting Firm shall be final and binding upon the parties. Within five days after the final determination of the Seller's liability for cooperative advertising and volume rebates for sales of Products before the Closing Date in accordance with this Section 2.5(g) KV shall pay the Purchaser an amount equal to the final calculation of such liability.

     2.6 Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with the methodology set forth in Exhibit 2.6 attached hereto and all Tax Returns and reports filed by the Purchaser and the Seller will be prepared consistently with such allocation. Within 120 days after the Closing Date the Purchaser will provide to the Seller copies of IRS Form 8594 prepared in accordance with Exhibit 2.6 and any required exhibits thereto (the "Asset Acquisition Statement"). The costs of preparing the Asset Acquisition Statement and any supporting materials (including any appraisals) will be borne by the Purchaser.

     Section 3. Closing and Closing Date.

     3.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Jenner & Block, One IBM Plaza, Chicago, Illinois, on September 1, 1998 and shall be effective as of 12:01 a.m., Central Daylight Time on such date.

     3.2 Deliveries at the Closing. At the Closing, (a) KV and the Seller will deliver to the Purchaser the various instruments and documents referred to in
Section 6.1, (b) the Seller will

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                                      -16-
execute, acknowledge (if appropriate), and deliver to the Purchaser such other instruments of sale, transfer, conveyance, and assignment as the Purchaser reasonably may request, (c) the Purchaser will deliver to the Seller the various instruments and documents referred to in Section 6.2, (d) the Purchaser will execute, acknowledge (if appropriate), and deliver to the Seller such other instruments of assumption as the Seller reasonably may request, and (e) the Purchaser will deliver to the Seller the portion of the Purchase Price that is payable on the Closing Date by wire transfer of funds to the account designated in writing by the Seller.

     Section 4. Representations and Warranties of KV and the Seller. KV and the Seller, jointly and severally, represent and warrant to the Purchaser that the statements contained in this Section 4 are correct and complete. Nothing in any Schedule of the Disclosure Schedules will be deemed adequate to disclose an exception to any representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity.

     4.1 Organization of KV and the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. KV is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

     4.2 Authorization of Transaction. Each of KV and the Seller has full corporate power and authority, and each of KV and the Seller, its directors and stockholders have taken all corporate action required to be taken to enable KV and the Seller to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of KV and the Seller, enforceable in accordance with its terms and conditions.

     4.3 No Conflicts; Consents. Neither the execution and delivery of this Agreement by KV or the Seller, nor the consummation by KV or the Seller of the transactions contemplated hereby, will violate any Law to which KV or the Seller is subject or any provision of the articles of incorporation or bylaws of KV or the Seller. Except as set forth on Schedule 4.3 of the Disclosure Schedules, neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create a default under any Material Contract or result in the creation or imposition of any Lien upon any of the Purchased Assets pursuant to any agreement or commitment to which the Seller is a party or by which the Seller or any of the Purchased Assets is bound or to which the Seller or any of such properties is subject. Except as set forth on Schedule 4.3, each of KV and the Seller has given all required notices and obtained all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts relating to the Business as are required in order to enable each of KV and the Seller to perform its obligations under this Agreement, including all consents and approvals required to permit it to make the transfers to the Purchaser contemplated herein, except where the failure to obtain such licenses, Permits, consents, approvals, authorizations, qualifications and orders would not reasonably be expected to have a Material Adverse Effect. No Assigned Contract has been amended to increase the amount payable thereunder in order to obtain any such consent, approval or authorization.


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     4.4  Subsidiaries.  The  Seller  does not have any  Subsidiary  or  control directly or indirectly, or have any direct or indirect equity participation in, any other Person.

     4.5 Financial Statements.

          (a) Set forth as Schedule 4.5(a) of the Disclosure Schedules are correct and complete copies of:

               (i) the unaudited balance sheet of the Seller as of June 30, 1998 (the "Year-End Balance Sheet") and the related statements of income and cash flow for the fiscal year then ended; and

               (ii) the unaudited balance sheets of the Seller as of June 30, 1997, and June 30, 1996, and the related statements of income and cash flow for each of the fiscal years then ended (together with the financial statements referred to in the preceding clause (i), the "Financial Statements").

          (b) Except as set forth in Schedule 4.5(b) of the Disclosure Schedules, the Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations of the Seller as of the dates and for the periods indicated therein, subject to the lack of footnotes and audit adjustments (none of which adjustments would materially and adversely affect the Purchased Assets or Assumed Liabilities) and are consistent with the books and records of the Seller (which books and records are correct and complete in all material respects).

          (c) Set forth as Schedule 4.5(c) of the Disclosure Schedules is a correct and complete list of all reserves for product warranties and similar reserves maintained by the Seller as of the date of the Year-End Balance Sheet and a correct and complete statement of the Seller's expense during each of the fiscal years included in the Financial Statements for the repair or replacement or refund of the purchase price for Products manufactured, distributed and sold by the Seller at any time. Except as set forth in Schedule 4.5(c), since the date of the Year-End Balance Sheet the Seller has not released, reduced or reclassified any such reserve.

          (d) Set forth as Schedule 4.5(d) of the Disclosure Schedules is a correct and complete summary of all expenditures of the Seller for advertising, damage, and freight allowances for the fiscal years of the Seller ended June 30, 1998, June 30, 1997 and June 30, 1996.

     4.6 Undisclosed Liabilities. The Seller has no liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations reflected or reserved for on the Year-End Balance Sheet, (b) liabilities and obligations that have arisen since the date of the Year-End Balance Sheet in the ordinary course of the operation of the Business, (c) Excluded Liabilities, (d) liabilities and

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                                      -18-
obligations under any Contract to which the Seller is a party or to which the Seller's assets, properties, or rights are subject, and (e) liabilities and obligations set forth on Schedule 4.6 of the Disclosure Schedules.

     4.7 Events Subsequent to Fiscal Year End. Since June 30, 1997, there has not been any occurrence, event, incident, action, failure to act on transaction that has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since such date, except as set forth on Schedule 4.7 of the Disclosure Schedules:

          (a) the Seller has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business;

          (b) the Seller has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either (i) involving more than $100,000 other than purchase orders for raw materials, goods, and services and sales of Products in the ordinary course of business or (ii) outside the ordinary course of business;

          (c) no party (including the Seller) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $100,000 to which the Seller is a party or by which it is bound;

          (d) the Seller has not reduced its pricing for any Significant Customer, experienced the complete loss or the material curtailment of the business of any Significant Customer, or received any notice or advice from any Significant Customer that it will terminate or materially curtail its purchases from the Seller at any future time, and neither KV nor the Seller has any knowledge, based upon any action of or communication from a Significant Customer, that any Significant Customer has requested a price reduction or may terminate or materially curtail its purchases from the Seller at any future time;

          (e) the Seller has not permitted to be imposed any Lien upon any of the Purchased Assets which has not been released as of the Closing Date;

          (f) the Seller has not experienced any dispute with a customer or supplier other than disputes of a nature and amount in controversy consistent with prior experience of the Seller; and the Seller has not delayed or postponed the payment of any Assumed Liabilities outside the ordinary course of business, except in those cases where the liability is subject to a bona fide dispute and the Seller has established adequate reserves to the extent required by GAAP on the Year-End Balance Sheet for the payment thereof;

          (g) the Seller has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business;


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          (h) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (i) the Seller has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of the material Purchased Assets or the Premises;

          (j) the Seller has not increased the base compensation of any employee whose annual base salary was in excess of $50,000 for the fiscal year ending June 30, 1997, or granted any increase in the base compensation of any other employees of the Seller, outside the ordinary course of business;

          (k) the Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of the employees of the Seller or taken any such action with respect to any other Employee Benefit Plan other than benefit changes in the ordinary course of business and in amounts consistent with prior practice;

          (l) the Seller has not made any other material change in employment terms for any of the employees of the Seller whose annual compensation during the most recent fiscal year was in excess of $50,000; and

          (m) the Seller has not entered into any legally binding commitment to do any of the foregoing.

     4.8 Inventories. Except as set forth on Schedule 4.8 of the Disclosure Schedules, all Inventories included in the Purchased Assets are of good and merchantable quality and are salable (in the case of inventory held for sale) or currently usable (in the case of other inventory) in the ordinary course of business.

     4.9 Contracts.

          (a) Except for the Contracts (collectively the "Scheduled Contracts") listed on Schedule 4.9 of the Disclosure Schedules, the Seller is not a party to or otherwise bound by any (i) Contract for the sale or lease by the Seller to any Person of any material amount of its assets other than the retirement or other disposition of assets no longer useful to the Business or the sale of finished products and spare parts in the ordinary course of the operation of the Business, (ii) Contract requiring the payment by the Seller of more than $25,000 for the purchase or lease of any machinery, equipment or other capital assets relating to the Business,
     (iii) distributor, representative, broker or advertising Contract that is not terminable by the Seller at will or by giving notice of 90 days or less, without liability, (iv) employment (excluding collective bargaining agreements) or consulting Contract providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale of the Business, (v) partnership or joint venture agreement, teaming agreement or similar Contract, (vi) Contract requiring the payment by the Seller to

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                                      -20-
     any Person of more than $50,000 in any 12-month period for the purchase of goods or services relating to the Business, other than purchase orders entered into in the ordinary course of business, (vii) Contract with respect to any material patent, trademark, service mark, trade dress, logo, trade name, copyright or mask work (whether as licensor, licensee, sublicensor or sublicensee), or (viii) Contract that is material to the financial condition of the Business and that is not otherwise described in the Disclosure Schedules.

          (b) The Seller has delivered or made available to the Purchaser correct and complete copies of each written Assigned Contract and a written summary setting forth the terms and conditions of each oral Assigned Contract. Except as set forth on Schedule 4.9, each Assigned Contract is a valid, binding and enforceable obligation of the Seller and to the Seller's knowledge, is a valid, binding, and enforceable obligation of the other party or parties thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing) and is in full force and effect. Except as set forth on Schedule 4.9, (i) neither the Seller nor, to the knowledge of the Seller, any other party thereto is in material breach of any term of any Assigned Contract or has repudiated any material term of any Assigned Contract, (ii) no event, occurrence or condition exists which, with the lapse of time or the giving of notice, would become a default under any Assigned Contract by the Seller or, to the knowledge of the Seller, any other party thereto, except for such defaults by Persons other than the Seller that would not reasonably be expected to result in the acceleration of an obligation for payment or performance by the Seller, the termination or cancellation of the Seller's rights thereunder, the suspension of performance of the other party's obligations thereunder, or a claim for money damages or equitable relief thereunder,
     (iii) the Seller has not taken any affirmative action to release any of its material rights under any Assigned Contract, (iv) no advance payments have been made under any Assigned Contract relating to any period after the Closing Date, except as expressly provided in such Assigned Contract, and
     (v) no consents, releases or agreements of any other party are necessary to permit the Seller's assignment of all of its right, title and interest under the Assigned Contracts to the Purchaser.

     4.10 Machinery and Equipment. The Machinery and Equipment included in the Purchased Assets represents all of the machinery and equipment required for the Purchaser to conduct the Business as presently conducted, excepting computer equipment used by KV in accounting functions for the Seller. The Machinery and Equipment is in good operating condition and repair, ordinary wear and tear excepted, except for any of such Machinery and Equipment that is on the Closing Date undergoing routine maintenance and repair in the ordinary course of business. Since April 30, 1998, neither KV nor the Seller has sold or otherwise disposed of any machinery, equipment or tooling used or held for use in connection with the Business, excepting computer equipment used by KV in accounting functions for the Seller and excepting machinery, equipment, and tooling replaced with items of equivalent value and functionality.


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
     4.11 Real Property.

          (a) The Seller does not own any interest in real estate other than the Lease described in Schedule 4.11 of the Disclosure Schedules.

          (b) The Seller has delivered to the Purchaser a correct and complete copy of the Lease as amended to date. With respect to the Lease:

               (i) The Lease is a legal, valid and binding obligation of the Seller enforceable against the Seller and in full force and effect, and to the Seller's knowledge, the Lease is a legal, valid and binding obligation of the other parties thereto, and enforceable against such other parties (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights and remedies generally and subject as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing).

               (ii)  The  Lease  will  continue  to be  legal,  valid,  binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement, except as otherwise contemplated by this Agreement.

               (iii) The Seller is not in breach or default and, to the Seller's knowledge, no other party to the Lease is in breach or default, and, to the Seller's knowledge, no event has occurred or condition exists which, with notice or lapse of time or both, would constitute a breach or default or would permit termination, modification or acceleration thereunder.

               (iv) To the Seller's knowledge, no party to the Lease has repudiated any provision thereof.

               (v) Except as set forth on Schedule 4.11, there are no material disputes, oral agreements or forbearance programs in effect as to the Lease.

               (vi)  The  Seller  has  not  assigned,  subleased,   transferred,
          conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

               (vii) The Premises has received all approvals of Governmental Entities (including all Permits) required in connection with the operation of the Business, except where the failure to do so would not reasonably be expected to interfere with or interrupt the use, enjoyment and occupancy of the Premises.

               (viii) The Premises are supplied with utilities and other services necessary for the operation of the Business in the manner presently operated by the Seller.

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                                      -22-

          (c) Except as set forth on Schedule 4.11, the buildings, fixtures, and other improvements to the Premises are in good condition and repair, ordinary wear and tear excepted except for any buildings, fixtures, and other improvements the failure of which to be in good condition and repair has not and would not reasonably be expected to result in a Material Adverse Effect.

     4.12 Title and Related Matters. Except as set forth on Schedule 4.12 of the Disclosure Schedules and except for the Intellectual Property, the Seller has good and, with respect to personal properties, marketable title to all the Purchased Assets, free and clear of all Liens. Except for the Seller's interest in the Premises under the Lease and computer equipment used by KV in accounting functions for the Seller, and except as set forth on Schedule 4.12, the Seller owns or leases and the Purchased Assets include sufficient tangible personal property to conduct the Business as presently conducted. Except as set forth on
Schedule 4.12 and except for the Intellectual Property, upon consummation of the transactions contemplated by this Agreement, the Purchaser will be entitled to continue to use all of the Purchased Assets.

     4.13 Intellectual Property.

          (a) The Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the Business as presently conducted. Except as set forth on Schedule 4.13(a) of the Disclosure Schedules, each item of Intellectual Property owned or used by the Seller immediately prior to the Closing will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns, except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) To the Seller's knowledge and except as set forth on Schedule 4.13(b), the Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and the Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Seller must license or refrain from using any intellectual property rights of any third party). To the Seller's knowledge and except as set forth on
     Schedule 4.13(b), no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Seller.

          (c) Schedule 4.13(c) identifies each (i) registered and unregistered trademark, service mark, trade name, and company name owned by the Seller;
     (ii) patent and patent application owned by the Seller; and (iii) copyright registration and application owned by the Seller. Schedule 4.13(c) further identifies each license, agreement or other permission which the Seller has granted to any third party with respect to any of the Intellectual Property.

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                                      -23-

     The Seller has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions, each as amended to date, and has made available to the Purchaser correct and complete copies of all other material written documentation evidencing ownership and prosecution of each such item. With respect to each such item of Intellectual Property required to be identified in Schedule 4.13(c), except as otherwise set forth on Schedule 4.13(c):

               (i) To the Seller's knowledge, the Seller possesses all right, title, and interest in and to the item, free and clear of any Lien, license or other restriction.

               (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

               (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Seller's knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of the item.

               (iv) The Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

          (d) Schedule 4.13(d) identifies each material item of Intellectual Property necessary for the conduct of the Business as presently conducted that KV or any third party owns and that the Seller uses pursuant to license, sublicense, agreement or permission. Except as set forth on
     Schedule 4.13(d), the Seller has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements and permissions, each as amended to date. With respect to each such item of Intellectual Property required to be identified on Schedule 4.13(d), except as otherwise set forth on Schedule 4.13(d):

               (i) To the Seller's knowledge, the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally and remedies generally and subject as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing).

               (ii) The license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement.

               (iii) To the Seller's knowledge, no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred or condition exists which, with notice or lapse of time or both, would constitute a breach

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                                      -24-
          or  default  or  permit  termination,   modification  or  acceleration
          thereunder or would otherwise reasonably be expected to have a Material Adverse Effect.

               (iv) To the Seller's knowledge, no party to the license, sublicense, agreement or permission has repudiated any provision thereof.

               (v)  To  the  Seller's   knowledge,   the   underlying   item  of
          Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

               (vi) To the Seller's knowledge, no action, suit, proceeding, hearing, charge, complaint, claim or demand is pending or under investigation or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property.

               (vii) The Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

          (e) To the Seller's knowledge, the Seller will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any intellectual property rights of third parties as a result of the continued operation of the Business as presently conducted.

     4.14 Litigation. Schedule 4.14 of the Disclosure Schedules sets forth each instance in which the Seller is (a) subject to any unsatisfied judgment order, decree, stipulation, injunction or charge or (b) a party to or, to the Seller's knowledge, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction. There are no judicial or administrative actions, proceedings or investigations pending or, to the Seller's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Seller in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon the Seller's ability to enter into or perform its obligations under this Agreement. None of the actions, suits, proceedings, hearings and investigations set forth on Schedule 4.14 could reasonably be expected to have a material adverse effect on any of the Purchased Assets or Assumed Liabilities or any of the Seller's rights, benefits or obligations under any Assigned Contract.

     4.15 Employee Benefits.

          (a) Schedule 4.15 of the Disclosure Schedules lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes.

          (b) With respect to each Employee Benefit Plan which covers any employees or former employees of the Seller that any of the Seller, its Affiliates and the controlled group of corporations (within the meaning of Section 1563 of the Code) maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

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                                      -25-

               (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan subject to Title IV of ERISA has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC and no proceeding by the PBGC to terminate such Employee Pension Benefit Plan has been instituted or, to the Seller's knowledge, threatened.

               (ii) There have been no non-exempt Prohibited Transactions with respect to such Employee Benefit Plan, to the Seller's knowledge no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Employee Benefit Plan, and no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of such Employee Benefit Plan (other than routine claims for benefits) is, to the Seller's knowledge, pending or threatened.

               (iii) None of the Seller or any of its Affiliates has incurred and the Seller has no reason to expect that any of the Seller or any of its Affiliates will incur any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) Except as set forth on Schedule 4.15, none of the Seller, its Affiliates and the other members of the controlled group of corporations that includes the Seller contributes to, or to the Seller's knowledge, ever has contributed to or ever has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

          (d) Except as set forth on Schedule 4.15, the Seller does not maintain and, to the Seller's knowledge, never has maintained or contributed, or, to the Seller's knowledge, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code or state insurance laws).

          (e) Except as set forth on Schedule 4.15, neither KV nor the Seller has entered into any severance pay or similar arrangement with or for the benefit of any employee or independent contractor of the Seller that has resulted or will result in any obligation (absolute or contingent) of the Seller or the Purchaser to make any payment to any such person following termination of employment or other services with the Seller.

     4.16 Labor Relations. Except as set forth on Schedule 4.16 of the Disclosure Schedules, there are no material controversies pending or, to the Seller's knowledge, threatened between the Seller and any employee of the Seller or any labor or other collective bargaining unit representing any current or former employee of the Seller that could reasonably be expected to result

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                                      -26-
in a labor strike, slow-down or work stoppage or otherwise have a Material Adverse Effect. Except as set forth on Schedule 4.16, the Seller is not a party to or otherwise bound by any collective bargaining agreement. The Seller has delivered to the Purchaser a correct and complete copy of each collective bargaining agreement listed on Schedule 4.16, as amended to date. To the Seller's knowledge, the Seller has not committed and has not received any written allegation that it has committed any unfair labor practice in connection with the operations of the Seller. The Seller is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. To the Seller's knowledge, no executive, key employee or group of employees of the Seller has any plan to terminate employment with the Seller and decline to accept employment with the Purchaser.

     4.17 Environmental Matters. Except as set forth on Schedule 4.17 of the Disclosure Schedules, (a) each of KV and the Seller is in compliance in all material respects with all Environmental Laws in effect as of the Closing Date in connection with the ownership, use, maintenance and operation of the Premises and otherwise in connection with the operation of the Business, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, (b) to the knowledge of the Seller neither KV nor the Seller has any liability, whether contingent or otherwise, under any Environmental Law in effect as of the Closing Date with respect to the operations or properties of KV or the Seller relating to the Business, (c) no notices of any violation or alleged violation of, non-compliance or alleged non-compliance with, or any liability under, any Environmental Law relating to the Premises, operations or properties of KV or the Seller relating to the Business have been received by KV or the Seller since January 1, 1995, and (d) no underground storage tank or other underground storage receptacle for Hazardous Materials is located on the Premises.

     4.18 Legal Compliance. Except as set forth in Schedule 4.18 of the Disclosure Schedules, the Seller has complied with all applicable Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and since January 1, 1995, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to the Seller's knowledge, has been threatened against the Seller alleging any failure to so comply.

     4.19 Permits. The Seller holds all Permits that are required by any Governmental Entity to permit it to conduct the Business as presently conducted and to operate the Purchased Assets and the Premises as they are presently operated, except for those Permits the absence of which would not reasonably be expected to interrupt the conduct of the Business or otherwise have a Material Adverse Effect. Each such Permit is listed on Schedule 4.19 of the Disclosure Schedules. Seller has not received notice that the suspension, cancellation or termination of any of such Permit is pending and, to the Seller's knowledge, no such action is threatened.

     4.20 Affiliate Agreements. Schedule 4.20 of the Disclosure Schedules sets forth a list of all written Contracts and a brief description in reasonable detail of all oral Contracts and other arrangements which relate to (a) the provision of any material products or services to the Seller by any Affiliate of the Seller or (b) the provision of any material products or services by the Seller to

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                                      -27-
any Affiliate of the Seller. The Seller has delivered to the Purchaser correct and complete copies of each such Contract and a correct and complete description of each such other arrangement.

     4.21 Product Warranties. Schedule 4.21 of the Disclosure Schedules sets forth the form of all product warranties and guaranties extended by the Seller. Except as set forth on Schedule 4.21, since January 1, 1995, there have not been any deviations from such warranties and guaranties other than those deviations that have not and would not reasonably be expected to materially increase warranty expenses. Except as set forth in Schedule 4.21, there are no pending or, to the Seller's knowledge, threatened claims against the Seller with respect to product warranties and guaranties on products or services provided by the Seller which exceed, in the aggregate, the Seller's reserves for product warranties set forth on the Year-End Balance Sheet.

     Section 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that the statements contained in this
Section 5 are correct and complete.

     5.1 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

     5.2 Authorization of Transaction. The Purchaser has full corporate power and authority, and the Purchaser, its directors and shareholders have taken all requisite corporate action to enable the Purchaser to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions.

     5.3 Noncontravention; Consents. Neither the execution and the delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will violate any Law to which the Purchaser is subject or any provision of the charter or bylaws of the Purchaser. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will constitute a violation of, be in conflict with or constitute or create a default under, any agreement or commitment to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or to which the Purchaser or any of such properties is subject. The Purchaser has given all required notices and obtained all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are required in order to enable the Purchaser to perform its obligations under this Agreement.

     5.4 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the Purchaser's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Purchaser in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon the Purchaser's ability to enter into or perform its obligations under this Agreement.

     Section 6. Closing Requirements.

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                                      -28-

     6.1 Obligations of the Seller. KV and the Seller shall perform the following obligations on the Closing Date in connection with the Closing:

          (a) The Seller and KV will deliver to the Purchaser a Bill of Sale and instruments of assignment of the Intellectual Properties in form and substance reasonably satisfactory to the Purchaser.

          (b) The Seller will deliver to the Purchaser an Assignment and Assumption of Lease in form and substance reasonably satisfactory to the Purchaser, duly executed by the Seller.

          (c) The Seller will deliver to the Purchaser an Estoppel and Consent Agreement in form and substance reasonably satisfactory to the Purchaser, duly executed by the landlord under the Lease.

          (d) KV will execute and deliver a Non-Compete Agreement in form and substance reasonably satisfactory to the Purchaser relating to KV's competition with the Purchaser with respect to the Business.

          (e) The Seller shall amend its articles of incorporation to change its name to a name not including the word "Hirsh".

          (f) Effective as of the Closing, the Seller will terminate the employment or other services of each of its employees and independent contractors.

     6.2 Obligations of the Purchaser. The Purchaser shall perform the following obligations on the Closing Date in connection with the Closing:

          (a) The Purchaser will deliver to the Seller and KV an Assumption Agreement in form and substance reasonably satisfactory to the Seller and KV.

          (b) The Purchaser will deliver to the Seller and KV an executed counterpart of an Assignment and Assumption of Lease in form and substance reasonably satisfactory to the Seller and KV.

          (c) The Purchaser will execute and deliver a Non-Compete Agreement in form and substance reasonably satisfactory to KV relating to KV's competition with the Purchaser with respect to the Business. The Purchaser shall pay KV the consideration required by such Non-Compete Agreement..

          (d) Effective as of the Closing, the Purchaser shall extend to Larry Dechter and each employee of the Seller an offer of employment with the Purchaser commencing as of the Closing on terms and conditions of employment with compensation and benefits substantially identical to the compensation and benefits under which they were employed by

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                                      -29-

     KV or the Seller immediately prior to the Closing Date and otherwise on terms and conditions of employment established by the Purchaser.

     6.3 Assignment of Contracts, Rights, Etc. Anything contained in this Agreement or the Bill of Sale to the contrary notwithstanding, this Agreement and the Bill of Sale shall not constitute an agreement to assign any Assigned Contract or any claim or any right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser thereunder. If such consent is not obtained, the Seller and KV will cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser the benefits thereunder, including, but not limited to, having (a) the Purchaser act as agent for the Seller, (b) the Purchaser act as a subcontractor to the Seller, and (c) the Seller enforce for the benefit of the Purchaser, at the Purchaser's expense, any and all rights of the Seller against the other party thereto arising.

     Section 7. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing Date.

     7.1 General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 8).

     7.2 Agreements Regarding Tax Matters.

          (a) The Seller and the Purchaser will each provide the other party with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes, will each retain and provide to the other party all records and other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of the Purchaser and the Seller will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or on the Closing Date.

          (b) Except as provided in Section 2.3(b), the Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Purchased Assets or the Business in each case attributable to periods (or portions thereof) ending immediately prior to the Closing Date. The Purchaser shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Purchased Assets or the Business, in each case attributable to periods (or portions thereof) beginning on or after the Closing Date.

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                                     -30-

          (c) Notwithstanding anything herein to the contrary, any sales Tax, use Tax or transfer Tax directly attributable to the sale or transfer of the Purchased Assets shall be paid by the Purchaser.

          (d) The Seller or the Purchaser, as the case may be, shall provide reimbursement for any Tax paid by one party, all or a portion of which is the responsibility of the other party in accordance with the terms of this
     Section 7.2. Such reimbursement shall be made within 30 days after a party receives notice that Taxes that are its responsibility under this Section
     7.2 have been paid by the other party.

     7.3 Seller's Confidentiality Obligations. For a period of three years after the Closing Date, the Seller and KV will treat and hold as such, and will not use for the benefit of themselves or others, any Confidential Information. Upon the request of the Purchaser, the Seller and KV after the Closing Date will deliver to the Purchaser or destroy, at the option of the Purchaser, all tangible embodiments and copies of the Confidential Information which are in the possession of the Seller, KV or any of their respective representatives. Notwithstanding anything to the contrary contained herein, the Seller and KV shall be permitted to use, and shall not be required to destroy, any Confidential Information relating to Excluded Assets, Excluded Liabilities, Environmental Claims, Taxes for periods prior to the Closing Date, any Confidential Information that they reasonably determine is necessary for the performance of their post-Closing obligations hereunder or any other Confidential Information obtained pursuant to Section 7.11. In the event the Seller or any of its Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then the Seller will notify the Purchaser promptly in writing of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with this Section 7.3. If, in the absence of a protective order or receipt of a waiver hereunder, the Seller or any of its Affiliates is, on the advice of its legal counsel, compelled to disclose any Confidential Information or else stand liable for contempt, then the Seller or its Affiliate may disclose such Confidential Information so required to be disclosed; provided that the Seller or such Affiliate will use its best efforts to obtain at the request (and at the expense) of the Purchaser an order or other assurance that confidential treatment will be accorded to such Confidential Information.

     7.4 Covenant Not To Compete. For a period of five years from and after the Closing Date, so long as the Seller is an Affiliate of KV, neither the Seller nor any Person controlled by the Seller will engage in the United States, directly or indirectly, in the business of manufacturing, distributing, and selling freestanding metal shelves, wall-mounted or freestanding wood cabinets, sawhorses, workbenches and work supports; provided that nothing contained in this Section 7.4 shall preclude or prohibit any of the Seller's Affiliates from manufacturing, distributing, or selling any products that the Seller's Affiliates are manufacturing, distributing, and selling as of the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.4 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or

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                                      -31-
provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and this Agreement will be enforceable as so modified.

     7.5 Transition Services.

          (a) During the Transition Period, KV will provide the Purchaser, at no cost to the Purchaser except as hereinafter provided, warehousing and related support and invoicing, record-keeping and information technology services with respect to the Business and Products included in the Purchased Assets including those located at KV's or its Affiliates' facilities in Grand Rapids, Michigan, and Sparks, Nevada. Such services shall be of a kind and quality substantially the same as provided to the Seller with respect to the Business prior to the Closing Date, and shall include, but shall not be limited to: general warehousing support; shipping support and related logistics and receiving and related logistics support; sales logistics and customer service; record-keeping and management information systems services and support. The Purchaser shall reimburse KV for KV's expenses (net of refunds received) for freight, duties, taxes, and other out-of-pocket expenses incurred by KV in connection with its shipment of Products.

          (b) All management information systems services provided to the Purchaser by KV pursuant to this Section 7.5 will be provided on an "as-is" basis without any obligation by KV to conform its practices or management information systems to the practices or systems of the Purchaser.

          (c) After the Closing Date, the Purchaser will be required to make its own arrangements for maintenance and other services for the computer equipment and systems included in the purchased assets. Any such services that KV elects to provide to the Purchaser through KV's own resources during the Transition Period will be charged to the Purchaser at the reasonable fair value thereof and shall be provided to the Purchaser by KV on an "as-is" basis.

          (d) KV will provide data transfer services to the Purchaser, at no cost to the Purchaser, as reasonably requested by the Purchaser to enable the transfer and conversion of data and related information technology functions for the business from KV to the information technology systems maintained by the Purchaser. All data will be transferred within the established data fields in the data bases maintained by KV.

          (e) On or promptly after the Closing Date, the Purchaser will establish a new 800 number and EDI number for customer orders of Products. KV will support these new numbers until the end of the Transition Period or until such earlier date upon which the Purchaser arranges to re-route such numbers to a location supported by the Purchaser. All bills of lading, packing lists, shipping labels, and other documentation accompanying Products shipped from the Purchaser's facility at the Premises will be printed by the Purchaser on the Purchaser's forms; and all bills of lading, packing lists, shipping labels, and other

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                                      -32-
     documentations accompanying shipments of Product from KV's or its Affiliates' facilities in Grand Rapids, Michigan and Sparks, Nevada, will be printed by KV on KV forms. All invoices for Products will be printed by KV on the Purchaser's forms with a notation of the Purchaser's acquisition of the Product line. During the Transition Period, KV will prepare and deliver to the Purchaser a daily sales journal and a daily cash receipts journal reporting sales of Products and KV's cash receipts attributable to sales of Products. Cash receipts for each week will be reconciled on the first business day of the succeeding week and the net amount due from or to KV shall be settled in cash.

     7.6 Right of First Refusal. For a period of five years after the Closing Date, the Purchaser will allow KV the opportunity to bid from time to time to supply the Purchaser's requirements for drawer slides. If the Purchaser determines to obtain its requirements for drawer slides from new or additional sources, the Purchaser will first give KV a reasonable opportunity to supply the same drawer slide product, or a functionally equivalent product having substantially the same specifications and quality, at the same price and upon the other terms and conditions as offered to the Purchaser by the proposed new source.

     7.7 License of Marks.

          (a) The Purchaser hereby grants to KV a non-transferrable royalty-free non-exclusive license to use the Marks that appear on any packaging materials or supplies or products of KV or the Seller not included in the Purchased Assets but being sold under the Marks as of the Closing Date (the "Associated Products"), for the period hereinafter provided, for use only in connection with the manufacture, distribution, advertisement, promotion, packaging, sale and invoicing of Associated Products. The license granted under this Section 7.7 shall continue following the Closing Date, subject to the limitations in duration and scope as follows:

               (i) KV may continue to use any tooling included in its machinery and equipment that incorporates the Marks into Associated Products only until such tooling is required to be replaced as a result of ordinary wear and tear, but in no event more than nine months following the Closing Date, provided that prior to the expiration of such nine month period, KV shall use reasonable efforts to modify such tooling to eliminate the Marks if such modifications can be undertaken without substantial cost to KV.

               (ii) KV may continue to use or affix the Marks on packaging and sales materials until the exhaustion of any supplies that are on hand as of the Closing Date or acquired within nine months after the Closing Date, but in no event more than 24 months following the Closing Date.

               (iii) KV may continue to distribute, advertise, promote, and sell Associated Products bearing the Marks that are on hand as of the Closing Date, or acquired or manufactured within nine months after the Closing Date, until such items are sold by

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                                      -33-

          KV in the ordinary course of business, but in no event more than 24 months following the Closing Date.

          (b) Except as specifically set forth in this Section 7.7, after the Closing Date, none of KV, its Affiliates, representatives and agents, and their respective successors and assigns, shall use the Marks in connection with the manufacture, sale and distribution of the Associated Products or for any other purpose. KV acknowledges the Purchaser's exclusive right, title and interest in and to the Marks. KV will not at any time do or cause any act directly or indirectly, contesting or in any way impairing the Purchaser's right, title and interest in the Marks. KV shall not in any manner represent that it has any ownership interest in the Marks, and KV specifically acknowledges that its permitted use of the Marks shall not create any right, title or interest in the Marks. The goodwill derived from every permitted use of the Marks shall inure to the benefit of the Purchaser.

          (c) KV agrees to maintain the quality of each Associated Product using the Marks in material conformance with the specifications, quality and finish of the production samples of each Associated Product previously maintained by KV and agrees not to change materially the Associated Products or to make any material change in the use of the Marks for the Associated Products without first submitting to the Purchaser samples showing the proposed changes and obtaining written approval of the samples by the Purchaser, which approval shall not be unreasonably withheld. At reasonable intervals, upon written request of the Purchaser, KV shall furnish free of charge to the Purchaser, a reasonable number of random production samples of any Associated Products specified by the Purchaser in its request.

          (d) KV warrants that the Associated Products manufactured by KV will be in good and usable condition and that the Associated Products will be manufactured, sold and distributed in material compliance with all applicable Laws.

          (e) The Purchaser shall have the right to disapprove any changes to Associated Products submitted under Section 7.7(c) if it reasonably determines that the changes in question would impair the value and goodwill associated with the Marks by reason of (i) their failure to satisfy materially the general quality standards set forth in Section 7.7(c); (ii) their use of artwork, designs, or concepts that fail accurately to depict the trade names; (iii) their use of materials that are unethical, immoral, or offensive to good taste; or (iv) their failure to carry proper copyright or trademark notices.

          (f) The Purchaser agrees to notify KV in writing of approval or disapproval of any Associated Product submitted to the Purchaser as promptly as possible after receipt of the materials, and agrees, in the case of a disapproval, to notify KV in writing of the reasons for disapproval. If KV disagrees with the Purchaser's determination, the dispute will be submitted to an industry-qualified expert chosen by the KV and the Purchaser and, in the case of disagreement over the choice of the expert, by the chief judge of a court of competent jurisdiction for the resolution of the dispute.


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
          (g) KV shall indemnify and hold the Purchaser harmless from and against any and all costs, losses, damages, obligations, expenses and liabilities arising out of claims made in connection with the business of KV with which the Marks are used, including but not limited to, third party claims arising out of injury or death to persons or damage to property resulting from any occurrence whatsoever, or the performance or failure of performance of KV's duties under this Section 7.7.

          (h) At all times on or after the Closing Date while KV is making use of the Marks, KV shall maintain product liability insurance with respect to sale of Associated Products, in amounts and coverages comparable to the amounts and coverages currently maintained by the Seller or KV and shall name the Purchaser as an additional insured thereunder.

          (i) KV does not have permission to sublicense the Marks or to transfer any rights granted with respect to the Marks.

          (j) Notwithstanding the foregoing, if KV shall breach any of the terms of this Section 7.7, the Purchaser shall have the right to terminate the license granted herein upon written notice to KV stating the alleged breach, unless KV shall completely remedy, cure or cease the breach within 30 days after the Purchaser's notice. Upon termination of the license, KV shall immediately cease any and all use of the Marks, and shall not manufacture, sell or distribute any Associated Products bearing or displaying the Marks.

     7.8 License of KV Marks.

          (a) KV hereby grants to the Purchaser a non-transferrable royalty-free non-exclusive license to use the name of KV and the names and marks of KV that appear on any packaging materials or supplies or Products included in the Purchased Assets (collectively, the "Licensed KV Marks"), for the period hereinafter provided, for use only in connection with the manufacture, distribution, advertisement, promotion, packaging, sale and invoicing of Products. The license granted under this Section 7.8 shall continue following the Closing Date, subject to the limitations in duration and scope as follows:

               (i) The Purchaser may continue to use any tooling included in the Machinery and Equipment that incorporates the names and marks of KV into finished goods only until such tooling is required to be replaced as a result of ordinary wear and tear, but in no event more than nine months following the Closing Date, provided that prior to the expiration of such nine month period, the Purchaser shall use reasonable efforts to modify such tooling to eliminate the names and marks of KV if such modifications can be undertaken without substantial cost to the Purchaser.

               (ii) The Purchaser may continue to use or affix the names and marks of KV on packaging and sales materials included in the Purchased Assets until the exhaustion of any supplies that are included in the Purchased Assets, but in no event more than 24 months following the Closing Date.

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
               (iii) The Purchaser may continue to distribute, advertise, promote, and sell Products included in the Purchased Assets bearing the names and marks of KV that are on hand as of the Closing Date or acquired or manufactured within nine months after the Closing Date, until such items are sold by the Purchaser in the ordinary course of business, but in no event more than 24 months following the Closing Date.

          (b) Except as specifically set forth in this Section 7.8, after the Closing Date, none of the Purchaser, its Affiliates, representatives and agents, and their respective successors and assigns, shall use the Licensed KV Marks in connection with the manufacture, sale and distribution of the Products or for any other purpose. The Purchaser acknowledges KV's exclusive right, title and interest in and to the Licensed KV Marks. The Purchaser will not at any time do or cause any act, directly or indirectly, contesting or in any way impairing KV's right, title and interest in the Licensed KV Marks. The Purchaser shall not in any manner represent that it has any ownership interest in the Licensed KV Marks, and the Purchaser specifically acknowledges that its permitted use of the Licensed KV Marks shall not create any right, title or interest in the Licensed KV Marks. The goodwill derived from every permitted use of the Licensed KV Marks shall inure to the benefit of KV.

          (c) The Purchaser agrees to maintain the quality of each Product using the Licensed KV Marks in material conformance with the specifications, quality and finish of the production samples of each Product previously maintained by the Seller and agrees not to change materially the Products using the Licensed KV Marks or to make any material change in the use of Licensed KV Marks for the Products without first submitting to KV samples showing the proposed changes and obtaining written approval of the samples by KV, which approval shall not be unreasonably withheld. At reasonable intervals and after the Purchaser has commenced manufacturing the Products, the Purchaser, upon written request of KV, shall furnish free of charge to KV, a reasonable number of random production samples of any Products using the Licensed KV Marks specified by KV in its request.

          (d) The Purchaser warrants that the Products using the Licensed KV Marks manufactured by the Purchaser will be in good and usable condition and that such Products will be manufactured, sold and distributed in material compliance with all applicable Laws.

          (e) KV shall have the right to disapprove any changes to Products submitted under Section 7.8(c) if it reasonably determines that the changes in question would impair the value and goodwill associated with the Licensed KV Marks by reason of (i) their failure to satisfy materially the general quality standards set forth in Section 7.8(c); (ii) their use of artwork, designs, or concepts that fail accurately to depict the trade names; (iii) their use of materials that are unethical, immoral, or offensive to good taste; or (iv) their failure to carry proper copyright or trademark notices.

          (f) KV agrees to notify the Purchaser in writing of approval or disapproval by KV of any Product or Licensed KV Marks submitted to KV as promptly as possible after receipt of the materials, and agrees, in the case of a disapproval, to notify the Purchaser in

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                                      -36-
     writing of the reasons for disapproval. If the Purchaser disagrees with KV's determination, the dispute will be submitted to an industry-qualified expert chosen by the Purchaser and KV and, in the case of disagreement over the choice of the expert, by the chief judge of a court of competent jurisdiction for the resolution of the dispute.

          (g) The Purchaser shall indemnify and hold KV and the Seller harmless from and against any and all costs, losses, damages, obligations, expenses and liabilities arising out of claims made in connection with the business of the Purchaser with which the Licensed KV Marks are used, including but not limited to, third party claims arising out of injury or death to persons or damage to property resulting from any occurrence whatsoever, or the performance of the Purchaser's duties under this Section 7.8.

          (h) At all times on or after the Closing Date while the Purchaser is making use of Licensed KV Marks, the Purchaser shall maintain product liability insurance with respect to sale of Products, in amounts and coverages comparable to the amounts and coverages currently maintained by the Purchaser, and shall name the Seller and KV as additional insureds thereunder.

          (i) The Purchaser shall not have permission to sublicense the Licensed KV Marks or to transfer any rights granted with respect to the Licensed KV Marks.

          (j) Notwithstanding the foregoing, if the Purchaser shall breach any of the terms of this Section 7.8, KV shall have the right to terminate the license granted herein upon written notice to the Purchaser stating the alleged breach, unless the Purchaser shall completely remedy, cure or cease the breach within 30 days after KV's notice. Upon termination of the license, the Purchaser shall immediately cease any and all use of the Licensed KV Marks, and shall not manufacture, sell or distribute any existing Products bearing or displaying the Licensed KV Marks.

     7.9 Post-Closing Remittances. If, after the Closing Date, the Purchaser or its Affiliates shall receive any remittance from any account debtors with respect to any sales relating to the Excluded Assets, then the Purchaser or its Affiliates, as applicable, shall endorse such remittance to the order of KV without recourse and forward it to KV promptly following receipt thereof. If, after the Closing Date, KV or the Seller or their Affiliates shall receive any remittance from any account debtors with respect to any sales of Products included in the Purchased Assets or manufactured, distributed, or sold by the Purchaser after the Closing Date, then KV and the Seller and their Affiliates, as applicable, shall hold such remittance in trust for the benefit of the Purchaser, and shall endorse such remittance to the order of the Purchaser and forward it promptly to the Purchaser in the form in which it was received (except for any necessary endorsement). For purposes of this Section 7.9, any payment made by an account debtor which does not designate the sale to which such payment relates will be deemed to relate to the earlier sales with respect to which the account debtor still owes a payment to the Purchaser, on the one hand, or the Seller or KV, on the other hand.


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     7.10 Product Warranties.

          (a) The Purchaser will accept returns of, or extend credits with respect to, Warranty Claims in accordance with the following provisions. The Purchaser shall notify KV of each such Warranty Claim, specifying the customer and shipment order involved and stating whether any consequential damages are claimed to have been suffered and shall provide a copy of all notices, documents and other information received by the Purchaser; provided that the Purchaser shall have no liability for any delay or failure to provide such notice to KV. If the Products are defective or fail to conform to the Seller's warranty or the customer's order, the Purchaser shall repair or replace or refund or credit the purchase price of the Products, as applicable. If the Purchaser satisfies such Warranty Claim, KV shall promptly make a corresponding remittance to the Purchaser out of the then-remaining Warranty Reserve if KV is then holding the Warranty Reserve, and the Warranty Reserve shall be reduced by the amount of such remittance.

          (b) If, after the Closing  Date,  the Seller or KV receives a Warranty
     Claim, KV will handle such claim in accordance with the following provisions. KV shall notify the Purchaser of each such Warranty Claim, specifying the customer and shipment order involved and shall provide a copy of all notices, documents, and other information received by KV or the Seller or otherwise available to KV or the Seller with respect thereto. If, as a result of any such Warranty Claim, the customer offsets or otherwise takes a credit against any account due from such customer to the Seller or KV, the then-remaining Warranty Reserve shall be reduced by a corresponding amount if KV is then holding the Warranty Reserve, or the Purchaser shall promptly make a corresponding remittance to KV upon KV's presentation of reasonably satisfactory evidence of the satisfaction such Warranty Claim if KV is not then holding the Warranty Reserve but only to the extent of the then-remaining amount of the Warranty Reserve.

          (c) On October 31, 1998, KV shall remit to the Purchaser in cash the then- remaining balance of the Warranty Reserve. If and to the extent that the Seller or KV is required to satisfy aggregate Warranty Claims after the Closing Date in excess of the remaining Warranty Reserve, if any, KV shall satisfy such Warranty Claims at its own cost and expense.

          (d) If and to the extent that the aggregate cost to the Purchaser for Warranty Claims exceeds the funds paid or payable to the Purchaser from the Warranty Reserve, the Purchaser shall satisfy such Warranty Claims at its own expense.

     7.11 Access to Records after Closing. For a period of six months after the Closing Date, KV and its representatives shall have reasonable access to all of the Purchased Records to the extent that such access may reasonably be required by KV in connection with matters relating to or affected by the operations of the Business prior to the Closing Date, and KV, at its expense, may make copies thereof as it may reasonably request. For a period of seven years after the Closing Date, KV and its representatives shall have reasonable access to all of the Purchased Records that are in

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the  possession  or control of the  Purchaser to the extent that such access may reasonably be required by KV in connection with matters relating to or affected by the operations of the Business prior to the Closing Date, and KV, at its expense, may make copies thereof as it may reasonably request. Such access shall be afforded upon reasonable advance notice and during normal business hours. Notwithstanding anything herein to the contrary, KV may retain copies of all records of the Seller which are part of the Purchased Assets and are embodied in KV's computer software program.

     7.12 Guarantees. Schedule 7.12 sets forth a list of guarantees, bids bonds, performance bonds, letters of credit and other agreements guaranteeing or securing liabilities and obligations relating to the Assumed Liabilities under which the Seller or KV has any liability. From and after the Closing, the Purchaser will use commercially reasonable efforts to obtain and have issued replacements for each such guarantee, bid bond, performance bond, letter of credit and other agreement and to obtain any amendments, releases, waivers, consents or approvals necessary to release the Seller and KV from all liability thereunder, in each case as promptly as practicable.

     7.13 Bailment of Properties.

          (a) KV and the Seller hereby bail to the Purchaser the equipment and tools listed on Exhibit 2.2(i) (collectively, the "Properties"). The bailment of the Properties is a bailment not-for-hire, and the Properties are bailed to the Purchaser at no charge or compensation to the Purchaser. The Properties shall be held by the Purchaser at the Premises. As promptly as practicable and in any event within 60 days after the Closing Date, KV shall, at its own expense, disassemble, crate and remove the Properties from the Premises. If the Properties are not removed within 30 days after the Closing Date, KV shall pay rent to the Purchaser at the rate of $500 per day for each day after the expiration of such 30-day period until the Properties are removed by KV. If the Properties are not so removed within 180 days following the Closing Date, KV and the Seller shall be deemed to have abandoned the Properties.

          (b) Until abandoned or deemed abandoned, the Properties shall be and remain the property of the Seller. Neither title to nor ownership of the Properties by the Seller shall be affected by incorporation or attachment thereof to properties not owned by the Seller, and the Purchaser shall keep the Properties free and clear of any liens, claims, or encumbrances arising through the Purchaser. KV and the Seller shall affix markings to the Properties and file such financing statements as they deem necessary to identify the Seller as the owner of the Properties or give notice thereof.

          (c) KV alone shall be responsible for any loss, damage, destruction, injury, or expense suffered or incurred by the Purchaser or its officers, employees, consultants, agents, representatives or invited or uninvited guests arising out of the Purchaser's possession or control of the Properties or any defect in or failure of the Properties, or any loss, damage, or destruction of the Properties while in the possession or control of the Purchaser. KV and the Seller shall indemnify the Purchaser and hold the Purchaser harmless from and against all suits, actions, legal proceedings, claims, losses, damages, costs, and expenses (including

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     attorneys'  fees)  arising  directly or indirectly  out of the  Purchaser's possession or control of the Properties, including, but not limited to, claims for injury or damage to persons or properties other than injury or damage attributable to the gross negligence or willful misconduct of the Purchaser.

          (d) KV and the Seller shall keep the Properties insured against all risks of loss or damage from every cause whatsoever, and shall carry public liability insurance in a minimum amount of not less than $10,000,000 per occurrence. All such insurance shall be in such form and shall be placed with KV's current insurance carrier or with such other companies as may be satisfactory to the Purchaser, which expression of satisfaction will not be unreasonably withheld. All insurance for loss, liability, or damage to or resulting from the Properties shall name the Purchaser as an additional insured.

          (e) The Purchaser shall permit parties authorized or employed by KV to
     (i) make such examination of the Properties at the Premises during normal business hours as KV may deem appropriate and (ii) disassemble and remove the Properties from the Premises.

          (f) KV shall be responsible for all loss or damage to the Premises and the Purchaser's other properties and facilities arising out of the removal of the Properties from the Premises. Without limiting the generality of the foregoing, KV shall reimburse the Purchaser on demand for the reasonable costs incurred by the Purchaser in the repair, modification, and rebalancing of the dust collection system at the Premises, to the extent required by the disconnection of the Properties from the dust collection system.

          (g) The Purchaser will make its loading dock and related facilities available to the Seller in connection with the removal of the Properties from the Premises; provided that the use of such facilities by the Seller shall not interfere with the Purchaser's business operations.

     7.14 Cooperative Advertising and Volume Rebates. If, after the Closing Date, the Seller or KV receives a claim for credit or offset for cooperative advertising or volume rebates for sales of Products, KV shall notify the Purchaser, specifying the customer and providing a copy of all relevant information with respect thereto. If as a result of any such claim, the customer offsets or otherwise takes a credit against any account due from such customer to the Seller or KV, the Purchaser shall make a corresponding remittance to KV upon KV's presentation of reasonably satisfactory evidence of such offset or credit; provided that the Purchaser shall have no obligation to make any such remittances to KV in the aggregate in excess of the amount determined pursuant to Section 2.5(g) as the liability of the Seller for cooperative advertising and volume rebates for sales of Products before the Closing Date, less the aggregate of all claims satisfied by the Purchaser with respect to claims for cooperative advertising and volume rebates for sales of Products before the Closing Date.

     7.15 Transferred Employees


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          (a) Credit for Past Service.  The Purchaser shall treat the employment with the Seller and KV of all Transferred Employees to have been employment with the Purchaser for purposes of eligibility and vesting credit in all of the Employee Benefit Plans of the Purchaser.

          (b) Health Insurance. The Purchaser shall, at its expense, continue the existing medical insurance benefit plan maintained for the Transferred Employees (and their covered dependents) through December 31, 1998, and such or another benefit plan thereafter so that the Transferred Employees covered by the plan will not incur a "qualifying event" (as defined in Section 603 of ERISA) as a result of the transactions contemplated hereby.

          (c) Vacation Credit. The Purchaser shall credit to each Transferred Employee a bank of vacation time equal to the amount of accrued and unused vacation time earned by each such Transferred Employee as of the Closing Date.

     7.16 Environmental Matters. The Purchaser shall grant KV and its consultants and their respective contractors and subcontractors reasonable access to the Premises after the Closing Date for so long as the Purchaser has rights of occupancy to the Premises under the Lease, at any reasonable time that the Purchaser and KV agree is necessary to investigate, respond to, or remediate any Pre-Closing Environmental Matters. Any such investigation, response, or remediation will be made at KV's sole expense and risk, and KV shall indemnify and hold harmless the Purchaser from any property damage, injury or death caused by KV and its consultants and their respective contractors or subcontractors during such investigation, response, or remediation. This Section 7.16 does not limit or expand the obligation of KV to indemnify the Purchaser beyond what is expressly provided in this Section 7.16 and Section 8 of this Agreement for Pre-Closing Environmental Matters.

     7.17 Shared Maintenance. After the Closing Date, so long as the Purchaser has rights of occupancy to the Premises, the Purchaser will use reasonable efforts to consult with KV and seek KV's concurrence to maintenance of the Premises that constitutes Shared Maintenance Obligations; provided that the Purchaser shall not be required to seek or obtain KV's prior approval for Shared Maintenance Obligations of an emergency or time critical nature.

     Section 8. Remedies for Breaches of this Agreement.

     8.1 Survival. The representations, warranties and covenants of the parties contained in this Agreement will survive the Closing and continue in full force and effect as follows:

          (a) in the case of the representations and warranties of KV and the Seller contained in Section 4.1 (Organization of KV and the Seller),
     Section 4.2 (Authorization of Transaction), and Section 4.12 (Title and Related Matters) or contained in any schedule delivered to the Purchaser pursuant to this Agreement relating to such representations and warranties, until the second anniversary of the Closing Date;


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          (b) in the case of the representations and warranties of the Purchaser contained in Section 5.1 (Organization of the Purchaser) and Section 5.2 (Authorization of Transaction) or contained in any schedule delivered to the Seller pursuant to this Agreement relating to such representations and warranties, until the second anniversary of the Closing Date;

          (c) in the case of the representations and warranties of KV and the Seller contained in Section 4.17 (Environmental Matters) or contained in any schedule delivered to the Purchaser pursuant to this Agreement relating to such representations and warranties, until the third anniversary of the Closing Date;

          (d) in the case of all other representations and warranties of KV and the Seller and the Purchaser contained in this Agreement or contained in any schedule delivered to the Purchaser or KV and/or the Seller, as the case may be, pursuant to this Agreement relating to such representations and warranties, until the second anniversary of the Closing Date; and

          (e) in the case of all covenants of the Purchaser, KV and the Seller contained in this Agreement until such covenants are fully performed.

     8.2 Indemnification Provisions for Benefit of the Purchaser.

          (a) In the event KV and/or the Seller breaches any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by KV and/or the Seller pursuant to this Agreement and provided that the Purchaser makes a written demand for indemnification against KV and/or the Seller within the applicable survival period provided in Section 8.1, then KV and the Seller, jointly and severally, shall indemnify the Purchaser from and against the entirety of any losses, expenses (including reasonable attorneys' and experts' fees and expenses), damages, lost profits, lost cash flow and other losses, costs and liabilities (collectively, "Losses") the Purchaser may suffer resulting from, arising out of, relating to, or caused by such breach (including any Losses suffered by the Purchaser with respect to such breach after the expiration of the applicable survival period).

          (b) KV and the Seller, jointly and severally, further shall indemnify the Purchaser from and against the entirety of any Losses the Purchaser may suffer resulting from, arising out of, relating to, in the nature of or caused by any Excluded Liability. In the event and to the extent any Losses with respect to which the Purchaser is entitled to indemnification under this Section 8.2(b) result from, arise out of, relate to, or are caused by any Excluded Liability, the Purchaser will be entitled to be indemnified from and against the entirety of such Losses notwithstanding the fact that the matter giving rise to such Losses may also constitute a breach of the representations and warranties of KV and the Seller contained in this Agreement; provided that in such case, the Purchaser shall be entitled to be indemnified with respect to such matter only under this Section 8.2(b).

          (c) KV and the Seller, jointly and severally, further shall indemnify the Purchaser from and against the entirety of any Losses the Purchaser may suffer resulting from, arising

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
     out of, relating to, in the nature of or caused by any Shared Maintenance Obligations, but only to the extent such Losses exceed $50,000. In the event and to the extent any Losses with respect to which the Purchaser is entitled to indemnification under this Section 8.2(d) result from, arise out of, relate to, or are caused by any Shared Maintenance Obligations, the Purchaser will be entitled to be indemnified from and against the entirety of such Losses in excess of $50,000 notwithstanding the fact that the matter giving rise to such Losses may also constitute a breach of the representations and warranties of KV and the Seller contained in this Agreement; provided that in such case, the Purchaser shall be entitled to be indemnified with respect to such matter only under this Section 8.2(c).

          (d) In the event that the Seller is no longer an Affiliate of KV, and for so long as the Seller is not an Affiliate of KV, the Seller, without any action on the part of the Purchaser, shall be released and discharged from all liabilities and obligations to the Purchaser under this Section 8.2; provided that KV shall be obligated to pay, perform and discharge as and when due all liabilities and obligations of the Seller that are so released and discharged and no such release or discharge shall in any way affect any other liability or obligation of KV to the Purchaser.

          (e) Notwithstanding anything herein to the contrary, the Purchaser shall not be entitled to indemnification under this Section 8.2 with respect to a matter to the extent that an adjustment to the Purchase Price is made for such matters pursuant to Section 2.5.

     8.3 Indemnification Provisions for Benefit of the Seller and KV.

          (a) In the event the Purchaser breaches any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement and provided that KV or the Seller makes a written demand for indemnification against the Purchaser within the applicable survival period provided in Section 8.1, then the Purchaser shall indemnify the Seller and KV from and against the entirety of any Losses the Seller or KV may suffer resulting from, arising out of, relating to, or caused by such breach (including any losses suffered by the Seller or KV with respect to such breach after the expiration of the applicable survival period.)

          (b) The Purchaser further shall indemnify the Seller and KV from and against the entirety of any Losses the Seller or KV may suffer resulting from, arising out of, relating to, or caused by any Assumed Liability. In the event and to the extent any Losses with respect to which the Seller and KV are entitled to indemnification under this Section 8.3(b) result from, arise out of, relate to, or are caused by any Assumed Liability, the Seller and KV will be entitled to be indemnified from and against the entirety of such Losses notwithstanding the fact that the matter giving rise to such Losses may also constitute a breach of the representations and warranties of KV and the Seller contained in this Agreement; provided that any obligation of the Purchaser for such indemnification shall not impair or otherwise affect the Purchaser's remedies against KV and the Seller for such breach.


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     8.4 Procedures for Claims Between the Parties. If a claim (a "Claim") is to be made by a party claiming indemnification (the "Claimant") against the other party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the facts, condition or event that gave rise to Losses for which indemnification is sought under this Section 8; provided that no delay on the part of the Claimant in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then only to the extent that, the Indemnifying Party is prejudiced as a direct consequence thereof; and provided, further, that in no event shall such notice be effective if given after the applicable survival period for the relevant representation and warranty, in the case of a Claim that relates to a breach thereof. Following receipt of the Claim Notice from the Claimant, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period to the validity and amount of such Claim, the Indemnifying Party shall pay to the Claimant the amount of such Claim.

     8.5 Matters Involving Third Parties. If any person not a party to this Agreement and not an Affiliate of a party to this Agreement notifies a Claimant with respect to any matter which may give rise to a claim against an Indemnifying Party under this Section 8 (a "Third-Party Action"), then the Claimant will notify the Indemnifying Party thereof (the "Third Party Action Notice") promptly and in any event within 10 days after receiving any written notice from a third party; provided that no delay on the part of the Claimant in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then only to the extent that, the Indemnifying Party is prejudiced as a direct consequence thereof; and provided, further, that in no event shall such notice be effective if given after the applicable survival period for the relevant representation and warranty, in the case of a Claim that relates to a breach thereof. In the event the Indemnifying Party notifies the Claimant within 20 days after the date the Claimant has given notice of the matter that the Indemnifying Party is assuming the defense of such matter (a) the Indemnifying Party will defend the Claimant against the matter with counsel of its choice reasonably satisfactory to the Claimant, (b) the Claimant may retain separate counsel at its sole cost and expense, (c) the Claimant will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld, conditioned or delayed) and (d) the Indemnifying Party will not consent to the entry of a judgment with respect to the matter or enter into any settlement which does not include a provision whereby the plaintiff or third-party claimant in the matter releases the Claimant from all liability with respect thereto, without the written consent of the Claimant (which consent will not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party fails to assume the defense of such Third-Party Action within 20 days after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third-Party Action; provided that such Third-Party Action shall not be compromised or settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Claimant

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assumes  the  defense of the  Third-Party  Action,  the  Claimant  will keep the
Indemnifying Party timely informed of the progress of any such defense, compromise or settlement; provided that no failure to do so shall impair or otherwise affect the Claimant's rights to indemnification.

     8.6  Limitations.  The  Indemnifying  Party's  obligations to indemnify the
Claimant pursuant to this Section 8 shall be subject to the following limitations:

          (a) No indemnification shall be required to be made by the Seller or KV pursuant to Section 8.2(a) unless the aggregate amount of the Claimant's Losses exceeds $100,000 and then indemnification shall be required to be made by the Indemnifying Party to the extent the aggregate amount of the Claimant's Losses exceeds $100,000.

          (b) No  indemnification  shall be  required  to be made by pursuant to
     Section 8.2(a) for the amount of the Claimant's Losses that is in excess of $10,000,000.

          (c) From and after the Closing Date, the indemnification rights contained in this Section 8 shall constitute the sole and exclusive remedies of the parties for monetary damages available with respect to a breach of any representation, warranty, or covenant in this Agreement, and shall supersede and displace all other rights that either party may have under statute or common law other than both (i) equitable relief and (ii) remedies available at common law or otherwise for fraud, intentional misrepresentation, intentional omission or intentional breach of this Agreement.

     Section 9. Miscellaneous.

     9.1 Press Releases and Announcements. No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior written approval of the other parties unless, in the opinion of either party, such release or announcement is required by law, in which case such release or announcement may be made only after consultation with the other party.

     9.2 Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by KV and the Purchaser with or without the agreement or consent of the Seller. No course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

     9.3 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned by any of the parties hereto; provided that the Purchaser may without the written consent of KV or the Seller grant a security interest in or make a collateral assignment of its rights hereunder to the Purchaser's financing sources. No assignment by any party pursuant to the provisions of the preceding sentence will release the assigning party of any of its obligations under this Agreement

A:\BGW80628.AG8
or waive or release any right or remedy any other party may have against the assigning party hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

     9.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

     9.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     9.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient (receipt at such address confirmed) or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Purchaser and KV and the Seller at the addresses indicated below:

         If to the Purchaser:               SteelWorks, Inc.
                                            1500 Delaware Avenue
                                            Des Moines, IA  50317
                                            Attention: President
                                            Telecopy No. 515/265-7333

         With a copy (which
         will not constitute
         notice) to:                        Douglas A. Smith, President
                                            Vanguard Investment Company
                                            12700 Preston Road
                                            Suite 200
                                            Dallas, Texas 75230
                                            Telecopy No. 972/980-1503

                                            and

A:\BGW80628.AG8

                                            Jenner & Block
                                            One IBM Plaza
                                            Chicago, Illinois 60611
                                            Attention: Bruce G. Wilson
                                            Telecopy No. 312/840-7731

         If to KV or the Seller:            Knape & Vogt Manufacturing Company
                                            2700 Oak Industrial Blvd.
                                            Grand Rapids, Michigan 49505-6083
                                            Attention: William Dutmers, Chairman
                                            Telecopy No. 616/459-3467

         With a copy (which
         will not constitute
         notice) to:                        Katten, Muchin & Zavis
                                            525 West Monroe Street
                                            Chicago, Illinois 60661-3693
                                            Attention: David A. Bronner
                                            Telecopy No. 312/577-8725

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

     9.8 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than KV, the Seller and the Purchaser and their respective successors and permitted assigns.

     9.9 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     9.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word
"including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

     9.11 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.12 Expenses. The parties shall share equally the fees and expenses of the Accounting Firm in the performance of its responsibilities under Section 2.5. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the sale, purchase and transfer of the Purchased Assets and the assumption of the Assumed Liabilities.

A:\BGW80628.AG8

     9.13 Bulk Transfer Laws. The Purchaser acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Neither the Seller's failure to comply with such Laws, nor the Purchaser's consent thereto, shall affect in any way KV's and the Seller's responsibility for Excluded Liabilities or KV's and the Seller's indemnification of the Purchaser with respect to Excluded Liabilities.

     9.14 Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORM. EACH OF THE PARTIES FURTHER CONSENTS THAT ALL SERVICE AND PROCESS UPON IT MAY BE MADE BY REGISTERED MAIL OR MESSENGER OR COURIER SERVICE DIRECTED OR DELIVERED TO IT AT THE ADDRESS DESIGNATED IN SECTION 9.8 FOR NOTICES TO BE GIVEN TO SUCH PARTY AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED BY SUCH PERSON AT SUCH ADDRESS.

     9.15 Indemnification of Brokerage Fees, Etc. KV and the Seller shall indemnify and save the Purchaser harmless from any claim or demand for commissions or other compensation by any broker, finder, agent, attorney, or similar intermediary claiming to have been employed by or on behalf of KV, the Seller or any Affiliate, and to bear the cost of reasonable legal fees and expenses incurred in defending against any such claim. The Purchaser shall indemnify and save KV and the Seller harmless from any claim or demand for commissions or other compensation by any broker, finder, agent, attorney, or similar intermediary claiming to have been employed by or on behalf of the Purchaser or any Affiliate and to bear the cost of reasonable legal fees and expenses incurred in defending against such claim.

     9.16 Disclaimer of Other Representations and Warranties. The Purchaser acknowledges and agrees that KV and the Seller do not make, and have not made, any representations or warranties relating to KV, the Seller, the Business or the Purchased Assets other than the representations and warranties of KV and the Seller expressly set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement. No person has been authorized by KV and the Seller to make any representation or warranty in respect of KV, the Seller, the Business or

A:\BGW80628.AG8

Section Page the Purchased Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of KV and the Seller expressly set forth in this Agreement.

     9.17 Computation of Days; Holidays. Whenever this Agreement provides for a period of time that is expressed in terms of a number of days prior to or within which actions or events are to occur or not occur, such time period shall be measured in calendar days unless otherwise expressly provided. Whenever this Agreement provides for a date, day or period of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a Saturday, Sunday, or legal holiday, then the same shall be deemed to fall on the immediately following business day.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                                       STEELWORKS, INC.


                                       By  /s/
                                       Its: President





                                       THE  HIRSH COMPANY


                                       By  /s/ Michael G. Van Rooy
                                       Its: Chief Operating Officer



                                       KNAPE & VOGT MANUFACTURING COMPANY


                                       By  /s/ William Dutmers
                                       Its: Chairman of Board




A:\BGW80628.AG8

                                                                     Exhibit 2.2


                              NON-COMPETE AGREEMENT


     THIS  AGREEMENT  (the  "Agreement")  is  entered  into as of the 1st day of
September,   by  and  between   Steelworks,   Inc.,  an  Iowa  corporation  (the
"Purchaser") and Knape & Vogt Manufacturing Company, a Michigan corporation ("KV").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated September 1, 1998 (the "Asset Purchase Agreement"), among the Purchaser, KV and The Hirsh Company, an Illinois corporation (the "Seller"), the Purchaser is purchasing certain assets of the Seller on August 31, 1998 (the "Closing Date"); and

     WHEREAS, Section 6 of the Asset Purchase Agreement requires that this Agreement be executed and delivered by KV as a condition to the consummation of such sale by the Purchaser;

     NOW, THEREFORE, for and in consideration of the above recitals incorporated herein by this reference, the mutual covenants and agreements hereinafter set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Asset Purchase Agreement.

     2. Non-Compete Covenants.

          A. For a period of five years from and after the Closing Date, neither KV nor any Person controlled by KV will engage in the United States, directly or indirectly, in the business of manufacturing, distributing, and selling freestanding metal shelves, wall-mounted or freestanding wood cabinets, sawhorses, workbenches and work supports; provided that nothing contained herein shall preclude or prohibit KV or any of its Affiliates from manufacturing, distributing, or selling products that KV or its Affiliates other than the Seller are manufacturing, distributing, and selling as of the Closing Date.

          B. By execution of this Agreement, KV acknowledges the reasonableness of the time, scope and geographic parameters of the restrictions imposed upon them in this Section.

     3. Consideration. The consideration for this Agreement is and shall be the sum of Three Million Dollars ($3,000,000.00) payable in cash by wire transfer of immediately available funds simultaneously with the execution of this Agreement.

     4. Savings Clause. If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 2 above is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and this Agreement will be enforceable as so modified.

     5. Remedies. KV acknowledges and agrees that in the event of any violation of the covenants contained in Section 2 hereof, Purchaser's damages will be difficult to ascertain and the Purchaser's remedy at law will be inadequate. Accordingly, KV agrees that, in addition to such remedies as Purchaser may have at law, Purchaser shall be entitled to specific performance of such covenants and to an injunction to prevent any continuing violation thereof.

     6. Miscellaneous.

          A. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by either party without the other's prior written consent.

          B. Binding Agreement. This Agreement shall inure to the benefit of each of the Purchaser and KV and their respective successors and assigns.

          C. Amendment and Waiver. This Agreement may not be amended, modified or superseded, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, unless by written instrument executed by each of the parties hereto, or in the case of a waiver, by the party waiving compliance.

          D. Governing Law. This Agreement shall be governed by the laws of the State of Illinois.

          E. Paragraph Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          F. Severability. The invalidity or unenforceability of any particular section, clause or provision of this Agreement shall not effect the other sections, clauses or provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted and the remainder construed so as to give them meaningful and valid effect. It is the intention of the parties that if any particular provision of this Agreement is capable of two constructions, one of which would render the provision valid, the provision shall have the meaning which renders it valid.

          G. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to the Purchaser:           SteelWorks, Inc.
                                           1500 Delaware Avenue
                                           Des Moines, IA  50317
                                           Attention:  President
                                           Telecopy No. 515/265-7333


            With a copy (which
            will not constitute
            notice) to:                    Douglas A. Smith, President
                                           Vanguard Investment Company
                                           12700 Preston Road
                                           Suite 200
                                           Dallas, Texas  75230
                                           Telecopy No. 972/980-1503
                                           and

                                           Jenner & Block
                                           One IBM Plaza
                                           Chicago, Illinois  60611
                                           Attention:  Bruce G. Wilson
                                           Telecopy No. 312/840-7731


            If to KV:                      Knape & Vogt Manufacturing Company
                                           2700 Oak Industrial Blvd.
                                           Grand Rapids, Michigan  49505-6083
                                           Attention:  William Dutmers, Chairman
                                           Telecopy No. 616/459-3467


            With a copy (which
            will not constitute
            notice) to:                    Katten, Muchin & Zavis
                                           525 W. Monroe Street
                                           Chicago, Illinois  60661-3693
                                           Attention:  David A. Bronner
                                           Telecopy No. 312/577-8725

          H. Entire and Sole Agreement. This Agreement constitutes the entire agreement between the parties relating to its premises, and supersedes all prior agreements, representations, warranties and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

          I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. If less than all of the parties have executed each counterpart but each party has executed a counterpart, all counterparts taken together shall constitute one instrument.

                               *   *   *   *   *





DOCUMENT #=844955.01; AUTHOR=BGODELLA

     IN WITNESS WHEREOF, the parties have executed this Non-Compete Agreement as of the date first stated above.


                                           STEELWORKS, INC.


                                           By:  /s/
                                           Its:  President



                                           KNAPE & VOGT MANUFACTURING
                                           COMPANY

                                           By:  /s/ William Dutmers
                                           Its:  Chairman of Board


DOCUMENT #=844955.01; AUTHOR=BGODELLA
                                                        -3-